                                                                 EXHIBIT 4(e)(1)

       __________________________________________________________________

                           EQUIPMENT LEASE AGREEMENT
                           (Phillips Trust No. 94-__)


                       Dated as of ________________, 1994

                                    Between

                           Wilmington Trust Company,
                     not in its individual capacity except
                        as expressly provided herein but
                            solely as Owner Trustee,
                                     Lessor

                                      and

                          PHILLIPS PETROLEUM COMPANY,
                                     Lessee

                         Covered Hoppers and Tank Cars

       _________________________________________________________________

                 CERTAIN OF THE RIGHT, TITLE AND INTEREST OF LESSOR IN AND TO THIS LEASE, THE EQUIPMENT COVERED HEREBY AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS INDENTURE TRUSTEE UNDER A TRUST INDENTURE AND SECURITY AGREEMENT (PHILLIPS TRUST NO. 94-__), DATED AS OF _______, 1994 BETWEEN SAID INDENTURE TRUSTEE, AS SECURED PARTY, AND LESSOR, AS DEBTOR. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM THE INDENTURE TRUSTEE AT ITS ADDRESS SET FORTH IN SECTION 20 OF THIS LEASE. SEE
SECTION 24.2 FOR INFORMATION CONCERNING THE RIGHTS OF THE ORIGINAL HOLDER AND THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

      _________________________________________________________________

Filed with the Interstate Commerce Commission pursuant to 49 U.S.C. Section 11303 on __________, 1994 at _______, Recordation Number ____________.

                               TABLE OF CONTENTS

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Section 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2.  Acceptance and Leasing of Equipment . . . . . . . . . . . . . . . . . . . . . . .   1

Section 3.  Term and Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      3.1     Lease Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      3.2     Basic Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      3.3     Supplemental Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      3.4     Adjustment of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      3.5     Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      3.6     Manner of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      3.7     Minimum Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Section 4.  Ownership and Equipment Identification  . . . . . . . . . . . . . . . . . . . . .   4
      4.1     Retention of Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      4.2     Equipment Identification  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      4.3     Certain Designations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Section 5.  Disclaimer of Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      5.1     Disclaimer of Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Section 6.  Return of Equipment; Storage  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      6.1     Return; Holdover Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      6.2     Condition of Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      6.3     Storage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Section 7.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 8.  Maintenance; Operation; Possession; Compliance with Laws; Mileage Allowances  . .   8
      8.1     Maintenance and Operation . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
      8.2     Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      8.3     Sublease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      8.4     Mileage Allowances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 9.  Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      9.1     Required Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      9.2     Optional Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      9.3     Replacement of Parts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 10. Voluntary Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      10.1    Right of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      10.2    Sale of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      10.3    Retention of Equipment by Lessor  . . . . . . . . . . . . . . . . . . . . . . .  13
      10.4    Termination of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Section 11. Loss, Destruction, Requisition, Etc.  . . . . . . . . . . . . . . . . . . . . . .  14
      11.1    Event of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      11.2    Replacement or Payment upon Event of Loss . . . . . . . . . . . . . . . . . . .  15





                                     - i -
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
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      11.3    Rent Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      11.4    Disposition of Equipment; Replacement of Unit . . . . . . . . . . . . . . . . .  16
      11.5    Eminent Domain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      11.6    Lease Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 12. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      12.1    Property Damage and Public Liability Insurance  . . . . . . . . . . . . . . . .  18
      12.2    Proceeds of Property Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  19
      12.3    Additional Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 13. Lessor's Inspection Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 14. Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 15. Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      15.1    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      15.2    Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      15.3    No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      15.4    Lessee's Duty to Return Equipment Upon an Event of Default  . . . . . . . . . .  25
      15.5    Fair Market Sales Value . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 16. Filings; Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      16.1    Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      16.2    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      16.3    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 17. Lessor's Right to Perform . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 18. Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      18.1    Assignment by Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      18.2    Assignment by Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      18.3    Sublessee's Performance and Rights  . . . . . . . . . . . . . . . . . . . . . .  27

Section 19. Net Lease, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 20. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 21. (Intentionally Omitted.)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Section 22. Purchase Options; Renewal Options . . . . . . . . . . . . . . . . . . . . . . . .  30
      22.1    Election to Retain or Return Equipment  . . . . . . . . . . . . . . . . . . . .  30
      22.2    Purchase Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      22.3    Renewal Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      22.4    Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      22.5    Stipulated Loss Value and Termination Value During Renewal Term . . . . . . . .  33
      22.6    Early Buy-Out Purchase Option . . . . . . . . . . . . . . . . . . . . . . . . .  33

Section 23. Limitation of Lessor's Liability  . . . . . . . . . . . . . . . . . . . . . . . .  35





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Section 24. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      24.1    Governing Law; Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      24.2    Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      24.3    Headings and Table of Contents: Section References  . . . . . . . . . . . . . .  36
      24.4    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      24.5    True Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      24.6    Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      24.7    Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      24.8    Directly or Indirectly  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      24.9    Incorporation by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . .  37



Attachments to Equipment Lease:


Exhibit A     Form of Lease Supplement
Exhibit B     Form of Sublease Amendment


Appendix A    Definitions

                           EQUIPMENT LEASE AGREEMENT
                           (Phillips Trust No. 94-__)


              This EQUIPMENT LEASE AGREEMENT (Phillips Trust No. 94-__), dated as of __________________, 1994 (the "Lease"), between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as expressly provided herein, but solely as Owner Trustee under the Trustee Agreement ("Lessor"), and PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("Lessee").


                             W I T N E S S E T H :


              Section 1.  Definitions.

              Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings set forth in Appendix A hereto for all purposes of this Lease.

              Section 2. Acceptance and Leasing of Equipment. Lessor hereby agrees (subject to satisfaction or waiver of the conditions set forth in Section 4.1 and 4.3 of the Participation Agreement), simultaneously with the delivery of each Unit from Lessee to Lessor and acceptance thereof by Lessor, to accept delivery of such Unit from Lessee, as evidenced by the execution and delivery by Lessor of a Certificate of Acceptance with respect to such Unit and thereafter to lease such Unit to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction or waiver of the conditions set forth in Section 4.4 of the Participation Agreement) to lease from Lessor hereunder, such Unit, as evidenced by the execution and delivery by Lessee and Lessor of a Lease Supplement covering such Unit. Lessor hereby authorizes one or more employees of Lessee, designated by Lessee, to act on behalf of Lessor as its authorized representative or representatives to accept delivery of each Unit, to execute and deliver such Certificate of Acceptance, all in accordance with Section 2.3(b) of the Participation Agreement. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of such Unit for all purposes of this Lease.

              Section 3.  Term and Rent.

              3.1 Lease Term. The interim term of this Lease (the "Interim Term") for each Unit shall commence on the Closing Date and shall terminate the day before the Basic Term Commencement Date. The basic term of this Lease (the "Basic Term") for each Unit shall commence on the Basic Term Commencement Date and, subject to earlier termination pursuant to Sections 10, 11, 15 and 22.6 shall expire at 11:59 P.M. (New York City time) on the

Basic Term Expiration Date for such Unit. Subject and pursuant to Section 22.3, Lessee may elect one or more Renewal Terms for any Unit.

              3.2 Basic Rent. Lessee hereby agrees to pay Lessor as Basic Rent for each Unit throughout the Basic Term applicable thereto Basic Rent in consecutive semi-annual installments payable on each Rent Payment Date during the Basic Term. Subject to Section 3.5, each such semi-annual payment of Basic Rent shall be in an amount equal to the product of the Equipment Cost for such Unit multiplied by the Basic Rent percentage for such Unit set forth opposite such Rent Payment Date on Schedule 3 to the Participation Agreement (as such Schedule 3 shall be adjusted pursuant to Section 2.6 of the Participation Agreement). Basic Rent shall be payable in advance on certain Rent Payment Dates and in arrears on certain Rent Payment Dates, as specified in Schedule 3 to the Participation Agreement, as so adjusted from time to time. Such Schedule 3, as so adjusted from time to time, is incorporated herein by reference.

              3.3 Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise as in the case of nonpayment of Basic Rent. Lessee will also pay, as Supplemental Rent, (i) on demand, to the extent permitted by applicable law, an amount equal to interest at the applicable Late Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded, as the case may be, for the period from such due date or demand until the same shall be paid, (ii) in the case of a prepayment of the Equipment Notes as a result of the termination of this Lease with respect to any Unit pursuant to Section 10, on the date of such prepayment, an amount equal to the Make-Whole Amount, if any, payable in respect of the principal amount of each Equipment Note being prepaid as a result of such termination, (iii) in the case of any refinancing of the Equipment Notes pursuant to Section 10.2 of the Participation Agreement, on the date of such refinancing, an amount equal to the Make-Whole Amount, if any, payable in respect of the principal amount of each Equipment Note being prepaid in connection with such refinancing and (iv) in the case of a prepayment of the Equipment Notes as a result of the exercise of the early buyout option pursuant to Section 22.6, on the date of such prepayment, an amount equal to the Make-Whole Amount, if any, payable in respect of the principal amount of each Equipment Note being prepaid as a result of such exercise.

              3.4 Adjustment of Rent. Lessee and Lessor agree that the Basic Rent, Stipulated Loss Value, the Early Buyout Price and

Termination Value percentages shall be subject to adjustment pursuant to
Section 2.6 of the Participation Agreement. Such Section 2.6 of the Participation Agreement is incorporated herein by reference.

              3.5 Advances. If and to the extent that the Indenture Trustee on the Refinancing Date (but only if the Refinancing Date occurs prior to the Basic Term Commencement Date) or the Basic Term Commencement Date shall not have received funds from the Owner Trustee sufficient for the payment in full of the interest then due and owing on the Equipment Notes on such applicable date, Lessee shall pay as Supplemental Rent, on such date, an amount equal to such deficiency (such payment being referred to herein as an "Advance"). In the event Lessee makes any Advance pursuant to this Section 3.5 and is not promptly reimbursed therefor by the Owner Participant after demand for such reimbursement in the manner set forth in Section 20, and so long as no Lease Event of Default has occurred and is continuing, Lessee, without otherwise limiting its rights against the Owner Participant, shall be entitled, subject to Section 6.8 of the Participation Agreement, to offset and deduct (without duplication) against each succeeding payment or portion thereof of Basic Rent, Supplemental Rent, Stipulated Loss Value, Termination Value or any other amount due from Lessee to Persons other than the holders of the Equipment Notes, the Indenture Trustee, and the Owner Trustee in its individual capacity, an amount equal to such Advance plus interest on such amount at the Late Rate until Lessee has been fully reimbursed for such Advance plus such interest and in each such case, such offset shall be deemed to constitute a reduction in the amount of such Advance so payable; provided that no such offset or deduction shall be made against any amount required pursuant to the Indenture to be paid to the Indenture Trustee except to the extent that, under the circumstances prevailing at the time such payment is to be made, such payment would then be distributable by the Indenture Trustee to the Owner Participant (or to the Lessor for distribution to the Owner Participant).

              3.6       Manner of Payments.  All Rent (other than
Supplemental Rent payable to Persons other than Lessor, which shall be payable to such other Persons in accordance with written instructions furnished to Lessee by such Persons, as otherwise provided in any of the Operative Agreements or as required by law) shall be paid by Lessee to Lessor at its office at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (Phillips Trust No. 94-__). All Rent shall be paid by Lessee in funds consisting of lawful currency of the United States of America, which shall be immediately available to the recipient not later than 1:00 P.M. (New York City time) on the date of such payment. Notwithstanding the foregoing, so long as the Indenture shall not have been discharged pursuant to the terms thereof, Lessor hereby directs, and Lessee agrees, that all Rent (excluding Excepted Property) payable to Lessor and assigned to the Indenture Trustee shall be paid directly to the Indenture Trustee at the times and in funds of the type specified in this Section 3.6 at the office of the Indenture Trustee, Shawmut Bank Connecticut, National Association, ABA No. 011900445, at 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration (Phillips Trust No. 94-__), or at such other location in the United States of America as the Indenture Trustee may otherwise direct.

              3.7 Minimum Rent. Section 6.8 of the Participation Agreement is incorporated herein by reference.

              Section 4.  Ownership and Equipment Identification.

              4.1 Retention of Title. Lessor shall and hereby does retain full legal title to and beneficial ownership of the Equipment notwithstanding the delivery to and possession and use of the Equipment by Lessee hereunder or any sublessee under any sublease permitted hereby.

              4.2 Equipment Identification. Lessee will cause each Unit of Equipment to be kept marked with its reporting marks which have been filed by Lessee with the Association of American Railroads and the identifying numbers which are set forth in the related Lease Supplement under the heading "Road Numbers" and will not change the identifying numbers of any Unit except in accordance with a statement of new numbers to be substituted therefor, which statement shall be delivered to Lessor by Lessee prior to or contemporaneously with such change and a supplement to this Lease and the Indenture with respect to such new numbers shall be filed or recorded in all public offices where this Lease and the Indenture shall have been filed or recorded and in such other places, if any, where Lessor may reasonably request in order to protect, preserve and maintain its right, title and interest in the Units. The costs and expenses of all such supplements, filings and recordings shall be borne by Lessee.

              4.3 Certain Designations. Lessee may cause the Units of Equipment to be lettered with the names or initials or other insignia customarily used by Lessee or any permitted sublessees or any of their respective Affiliates for convenience of identification of the right of any such Person to use the Units of Equipment.

              Section 5.  Disclaimer of Warranties.

              5.1 Disclaimer of Warranties. Without waiving any claim Lessee may have against any seller, supplier or manufacturer, LESSEE ACKNOWLEDGES AND AGREES THAT, (i) EACH UNIT OF EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (ii) LESSEE IS SATISFIED THAT EACH UNIT OF EQUIPMENT IS SUITABLE FOR ITS PURPOSES, (iii) NEITHER LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (iv) EACH UNIT OF EQUIPMENT IS

LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED, AND (v) LESSOR LEASES AND LESSEE TAKES EACH UNIT OF EQUIPMENT "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", IN WHATEVER CONDITION IT MAY BE, AND LESSEE ACKNOWLEDGES THAT NEITHER LESSOR, AS LESSOR OR IN ITS INDIVIDUAL CAPACITY, NOR THE OWNER PARTICIPANT MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE OF ANY UNIT OF EQUIPMENT, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that Lessor, in its individual capacity, represents and warrants that on the Closing Date, Lessor shall have received whatever title to the Equipment as was conveyed to Lessor by Lessee and each Unit of Equipment will be free of Lessor's Liens attributable to Lessor in its individual capacity and provided that the foregoing disclaimer in clause (v) shall not extend to any of the Owner Participant's representations and warranties contained in the Participation Agreement. Lessor hereby appoints and constitutes Lessee its agent and attorney-in-fact during the Lease Term to assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the sole cost and expense of Lessee, whatever claims and rights Lessor may have as owner of the Equipment against the manufacturers or any prior owner thereof; provided, however, that if at any time an Event of Default shall have occurred and be continuing, at Lessor's option, such power of attorney shall terminate, and Lessor may assert and enforce, at Lessee's sole cost and expense, such claims and rights. Lessee's delivery of a Lease Supplement shall be conclusive evidence as between Lessee and Lessor that all Units described therein are in all the foregoing respects satisfactory to Lessee.

              Section 6.  Return of Equipment; Storage.

              6.1 Return; Holdover Rent. (a) Within 90 days of the expiration of the Lease Term with respect to any Tank Car which has not been purchased by Lessee and within 180 days of the expiration of the Lease Term with respect to any Covered Hopper which has not been purchased by Lessee, Lessee will, at its own cost and expense, deliver possession of such Tank Car or Covered Hopper, as the case may be, in the condition required by Section 6.2 to Lessor at any storage track location selected by Lessee, provided that the Tank Cars shall be returned at any such location in groups of at least 25 (or such lesser number which constitutes the remaining number of Tank Cars of a Class which have not been previously returned and which have the same Lease Term expiration date, provided that such Tank Cars shall be returned to a location where other Tank Cars have been returned and remain located at such time) and the Covered Hoppers shall be returned at any such location in groups of at least 50 (or such lesser number which constitutes the remaining number of Covered Hoppers of a Class which have not been previously returned and which have the same Lease Term expiration date, provided that such Covered Hoppers shall be returned to a location where other Covered Hoppers have been returned and remain located at such time) (the date of return of any such group of Units in material compliance with the provisions of Section 6.2 being the "Return Date" for such Units); provided, further, that there shall be no more than a total of three such return locations, each of which shall be located in the continental United States (excluding Alaska) within 50 miles of a major railroad interchange point. Lessee will notify Lessor in writing of the return location for each Unit at least 60 days before the date of return of such Unit and shall notify Lessor promptly of the Return Date for any Unit. Subject to Section 6.1(b), upon expiration of the Lease Term with respect to such Unit and compliance with this Section 6.1(a) and Section 6.2 and the payment of all Rent then due and payable, this Lease and the obligation to pay Basic Rent for such Unit accruing subsequent to the expiration of the Lease Term with respect to such Unit shall terminate. If Lessor does not require storage of the Units pursuant to Section 6.3, Lessee's obligation with respect to the return of Units upon expiration of the Lease Term shall solely be as set forth in this Section 6.1 and in Section 6.2.

              (b) All amounts earned in respect of a Unit of Equipment after the date of expiration of the Lease Term with respect to such Unit and prior to the return of the Unit hereunder shall belong to Lessee and, if received by Lessor, shall be promptly turned over to Lessee, provided that if a Lease Event of Default shall have occurred and be continuing at such time, any such amounts which are received by the Lessor shall be held as collateral security by Lessor subject to the provisions of Section 11.6. In the event any Unit of Equipment is not returned to Lessor on the last day of the Lease Term for such Unit, on the Return Date for such Unit, Lessee shall pay to Lessor for each day from and including the expiration date of the Lease Term and through the Return Date for such Unit an amount equal to the per diem equivalent of Basic Rent payable on account of such Unit during the last semi-annual period of the Lease Term for such Unit. In the event any Unit shall not have been so returned to Lessor by the 180th day following the expiration of the Lease Term for such Unit, Lessee shall on such 180th day pay to Lessor the greater of the applicable Termination Value for such Unit determined as of the last Rent Payment Date for such Unit or the Fair Market Sales Value thereof as of such last Rent Payment Date plus the rent payable pursuant to this sentence for such 180-day period, and Lessor shall thereupon transfer to Lessee all of Lessor's right, title and interest in any such Unit on an "as-is", "where-is" basis without representation or warranty, express or implied, except as to the absence of Lessor's Liens.

              6.2 Condition of Equipment. Each Unit when returned to Lessor pursuant to Section 6.1 shall be (i) free from accumulations or deposits from the commodities transported in or on the Unit during the Lease Term and be clean, suitable for human entry, (ii) in the condition required by Section 8.1 and 9.1, and (iii) free and clear of all Liens except Lessor Liens. All logs, records, books and other materials relating to the maintenance of such Unit shall be made available to Lessor or its designee upon the return of such Unit. Lessor shall have the right to inspect any Unit that is returned pursuant to
Section 6.1 to ensure that such Unit is in compliance with the conditions set forth in this Section 6.2, at Lessor's sole cost, expense and risk (including, without limitation, the risk of personal injury or death), by its authorized representatives, during Lessee's normal business hours and upon reasonable prior notice to Lessee; provided, however, that Lessee shall not be liable for any injury to, or the death of, any Person exercising, on behalf of Lessor, the rights of inspection granted under this Section 6.2 unless caused by Lessee's gross negligence or wilful misconduct. No inspection pursuant to this Section
6.2 shall interfere with the normal conduct of Lessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith. A Unit shall not be deemed to have been returned to Lessor for purposes of this Lease unless and until it is in compliance with the conditions set forth in this Section 6.2.

              6.3 Storage. Unless Lessor otherwise advises Lessee in writing, Lessee shall permit Lessor to store such Unit, free of charge, at a permitted return location on the tracks used by Lessee for the storage of rolling stock for a period (the "Initial Storage Period") beginning on the Return Date for such Unit and ending not more than 60 days thereafter. During the Initial Storage Period, Lessee shall be responsible for any storage or parking fees in respect of the stored Units and shall maintain insurance in respect thereof in accordance with Section 12. Following the expiration of the Initial Storage Period, Lessee shall permit Lessor, at the sole risk and expense of Lessor, to store the Equipment for up to an additional 60 days (the "Additional Storage Period"; collectively with the Initial Storage Period, the "Storage Period") at such location. During the Storage Period, Lessee will permit Lessor or any person designated by it, including the authorized representative or representatives of any prospective purchaser or user of such Unit, to inspect the same during Lessee's normal business hours upon at least one Business Day's prior telephonic notice; provided, however, that such inspection shall be arranged at a mutually convenient time (not unduly delayed from the time requested by Lessor) so as not to materially interfere with the normal conduct of Lessee's business and such person shall be insured to the reasonable satisfaction of Lessee with respect to any risks incurred in connection with any such inspections and Lessee (except in the case of Lessee's gross negligence or willful misconduct) shall not be liable for any injury to, or the death of, any person exercising, either on behalf of Lessor or any prospective purchaser or user, the rights of inspection granted pursuant hereto. Lessee shall not be required to store the Equipment after the Storage Period.

              Section 7.  Liens.

              Lessee will not directly or indirectly create, incur, assume, permit or suffer to exist any Lien on or with respect to any Units or Lessee's leasehold interest therein under this Lease, except Permitted Liens, Lessor's Liens and Liens described in Section 6.4(a) and 6.4(b) of the Participation Agreement, and Lessee shall promptly, at its own expense, take such action or cause such action to be taken as may be necessary to duly discharge (by bonding or otherwise) any such Lien not excepted above if the same shall arise at any time.

              Section 8. Maintenance; Operation; Possession; Compliance with Laws; Mileage Allowances.

              8.1 Maintenance and Operation. Lessee, at its own cost and expense, shall maintain, repair and keep each Unit, and shall operate each Unit
(i) in good working order and repair, ordinary wear and tear excepted, and in a manner consistent with maintenance practices used by Lessee in respect of equipment owned or leased by Lessee similar in type to such Unit, (ii) in accordance with all insurance policies required to be maintained pursuant to
Section 12 hereof, (iii) in compliance with all applicable laws, rules and regulations, including the DOT, the ICC, the Federal Railroad Administration and the Interchange Rules, (iv) if such Unit has the benefit of manufacturer warranties, in a manner consistent with the manufacturer's requirements in order to maintain such warranties and (v) in a condition suitable for interchange under the Interchange Rules or under any agreement between Lessee and any connecting railroad; provided, however, that Lessee may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not impair the Lien of the Indenture or create any material risk or danger of (A) the sale, forfeiture or loss of, or interference with the use or possession of, any Unit of Equipment, or interference with the payment of Rent or (B) the imposition of criminal liability or unindemnified material civil liability on the Lessor, the Owner Participant, the Indenture Trustee or the Pass Through Trustee, or (C) extending the ultimate imposition of such law, rule or regulation beyond the expiration or termination of this Lease solely with respect to Equipment leased hereunder, or (D) the release of the Lessee from the obligation to return the Equipment in compliance with the provisions of Section 6.2. In no event shall Lessee discriminate as to the use or maintenance of any

Unit (including the periodicity of maintenance or recordkeeping in respect of such Unit) as compared to equipment of a similar nature which Lessee owns or leases. Lessee will maintain all records, logs and other materials required by relevant industry standards or any governmental authority having jurisdiction over the Units required to be maintained in respect of any Unit, all as if Lessee were the owner of such Units, regardless of whether any such requirements, by their terms, are nominally imposed on Lessee, Lessor or the Owner Participant.

              8.2 Possession. Lessee shall be entitled to the possession of the Equipment and to the use of the Equipment by it or any Affiliate, in the United States, Canada and Mexico, only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear. In no event shall Lessee make use of any Equipment in any jurisdiction not included in the insurance coverage required by Section 12.

              8.3 Sublease. Lessee shall be entitled to sublease any Unit of Equipment (pursuant to a car service contract or otherwise) to a business entity which is not subject to any bankruptcy, insolvency or similar proceedings other than proceedings under Chapter 11 of the Bankruptcy Code (and in such case, all appropriate court approvals are obtained which are reasonably required by Lessor in order to protect the interest of Lessor and its assigns in the Equipment, including the Lien of the Indenture) (leases to such sublessees being herein referred to as "Permitted Subleases"); provided that
(a) with respect to any sublease entered into prior to the commencement of the Lease Term such sublease shall only be a Permitted Sublease if prior to the commencement of the Lease Term, Lessee and the sublessee thereunder shall have entered into an amendment to such sublease substantially in the form of Exhibit B and (b) with respect to any sublease entered into after the commencement of the Lease Term, such sublease shall only be a Permitted Sublease if at the time Lessee enters into such sublease, the following conditions shall have been satisfied:

                   (i) no Lease Default or Lease Event of Default shall have occurred and be continuing;

                  (ii) Lessee shall remain primarily liable for performance of all of its obligations under this Lease;

                 (iii) such sublease, and the rights and interest of any sublessee thereunder, shall in all events be expressly subject and subordinate to this Lease and the rights and interest of Lessor and its respective successors and assigns hereunder;

                  (iv) such sublease shall not be for a term which extends beyond the Basic Term and any agreed upon Renewal Term; and

                   (v) such sublease shall not include any term or provision which would require or permit the sublessee thereunder to take any actions inconsistent with this Lease or the other Operative Agreements.

Lessee shall make, or cause to be made, in a timely fashion all filings with respect to any such Permitted Sublease necessary to protect the rights of Lessor in the Unit subject to such Permitted Sublease and the lien of the Indenture thereon.

              8.4 Mileage Allowances. In the event that Lessor receives any mileage allowances, rentals or other compensation paid by any rail carrier on account of the use of any Unit of Equipment, Lessor shall promptly remit such compensation to Lessee so long as no Payment Event of Default shall have occurred and be continuing. If a Payment Event of Default shall have occurred and be continuing, Lessor shall hold such amounts received as security for Lessee's obligations hereunder subject to the provisions of Section 11.6.

              Section 9.  Modifications.

              9.1 Required Modifications. In the event the Association of American Railroads, the DOT, or any other United States, state or local governmental agency or other governmental authority having jurisdiction over any Unit requires that such Unit be altered, replaced or modified (a "Required Modification"), Lessee agrees to promptly (but in any event within the time period by which the Required Modification is required to be made) make such Required Modification at its own expense; provided, however, that Lessee may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which complies with the requirements set forth in the proviso to the first sentence of Section 8.1 provided further, that with respect to any such contest conducted after the expiration of the Lease Term, such contest shall be conducted in a manner mutually satisfactory to Lessee and Lessor. Title to any Required Modification shall immediately vest in Lessor.

              9.2 Optional Modifications. In addition to making Required Modifications, Lessee at any time may otherwise modify, alter or improve any Unit (an "Optional Modification"); provided that no Optional Modification shall materially diminish the fair market value, utility, or remaining economic useful life of such Unit below the value, utility, or remaining economic useful life of such Unit immediately prior to such Optional Modification, assuming such Unit was then in the condition required to be maintained by the terms of this Lease. Title to any Optional Modification which is not readily removable without causing material damage to a Unit shall immediately vest in Lessor, and title to any other Optional Modification (a "Severable

Modification") shall remain with Lessee. If Lessee shall at its cost cause such Severable Modifications to be made to any Unit, Lessor shall have the right, prior to the return of such Unit to Lessor hereunder, to purchase such Severable Modifications (other than Severable Modifications consisting of proprietary equipment) at their then Fair Market Sales Value. If Lessor does not elect to purchase such Severable Modifications, Lessee may remove (and, at Lessor's direction, will remove) such Severable Modifications at Lessee's cost and expense. If Lessee does not elect to remove (or is not directed by Lessor to remove) such Severable Modifications pursuant to the immediately preceding sentence, Lessee shall return such Unit with such Severable Modifications intact, in which case such Severable Modifications shall be deemed to be a part of the Equipment and title thereto shall vest in Lessor without further act or payment.

              9.3 Replacement of Parts. Lessee will replace or cause to be replaced as promptly as practicable, and at its own cost and expense, all Parts of any Unit which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever except as otherwise provided herein. All replacement parts shall be free and clear of all Liens (except in the case of replacement parts temporarily installed on an emergency basis and Permitted Liens) and shall be in at least as good operating condition and have at least the same value and utility as the Part being replaced. All such replacement parts (except in the case of replacement parts temporarily installed on an emergency basis) shall become the property of the Lessor, shall constitute Parts hereunder and shall immediately become subject to this Lease and shall be deemed part of the Unit to which such Part is attached for all purposes hereof to the same extent as the Parts originally comprising, or installed on, such Unit. The Parts replaced thereby shall become Lessee's or its designee's property.


              Section 10.  Voluntary Termination.

              10.1 Right of Termination. Lessee shall have the right, at its option (a) at any time or from time to time to terminate the Lease Term with respect to not less than 25 nor more than 150 of the Tank Cars and (b) at any time or from time to time after the third anniversary of the Closing Date to terminate the Lease Term with respect to not less than 50 nor more than 250 of the Covered Hoppers (any such Tank Car or Covered Hopper, a "Terminated Unit") if Lessee determines in good faith that such Tank Cars or Covered Hoppers have become obsolete, surplus or operationally uneconomic to Lessee's requirements, by delivering at least 90 days' prior written notice to Lessor and the Indenture Trustee specifying a proposed date of termination for such Units (the "Termination Date"), which date shall be a Rent Payment Date, any such termination to be effective on the Termination Date. Except as expressly provided herein, there will be no conditions to Lessee's right to terminate this Lease with respect to any Terminated Unit pursuant to this Section 10.1. Lessee may withdraw the termination notice referred to above at any time at least 30 days prior to the Termination Date, whereupon this Lease shall continue in full force and effect; provided that Lessee may not exercise its right to withdraw such a termination notice more than two times with respect to a Unit plus one additional time with respect to a Unit if the sale thereof pursuant to Section 10.2 shall not be consummated through no fault of the Lessee (any such failure to consummate such termination shall be deemed to be a withdrawal of a termination notice unless such failure is attributable solely or jointly to Lessor and/or the Owner Participant). The Lessee agrees that, without limiting Section 2.5(b) of the Participation Agreement, it will reimburse the Lessor, the Owner Participant, the Indenture Trustee and the Loan Participants for all reasonable out-of-pocket costs and expenses (including transfer taxes) incurred by each such party in connection with the proposed termination or the termination of this Lease with respect to any Units, except that Owner Participant shall pay for all reasonable out-of-pocket costs and expenses of Lessee, Lessor, the Indenture Trustee and the Loan Participants in connection with the exercise by Lessor of its retention rights under Section 10.3.

              10.2 Sale of Equipment. During the period from the date of such notice given pursuant to Section 10.1 to the Termination Date, Lessee, as agent for Lessor and at Lessee's sole cost and expense, shall use reasonable best efforts to obtain bids from Persons other than Lessee or Affiliates thereof for the cash purchase of a Terminated Unit, and Lessee shall promptly, and in any event at least five Business Days prior to the proposed date of sale, certify to Lessor in writing the amount and terms of each such bid, the proposed date of such sale and the name and address of the party submitting such bid.
Lessor shall have the right (but not the obligation) to obtain bids for the purchase of such Terminated Unit, either directly or through agents other than Lessee, but shall be under no duty to solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with arranging such sale. Unless Lessor shall have elected to retain such Terminated Unit in accordance with Section 10.3, on the Termination Date: (i) Lessee shall, subject to receipt (x) by Lessor of all amounts owing to Lessor pursuant to the next sentence, and (y) by the Persons (including, without limitation, Lessor) entitled thereto of all unpaid Supplemental Rent due on or before the Termination Date, deliver such Terminated Unit to the bidder (which shall not be Lessee or any Affiliate thereof), if any, which shall have submitted the highest cash bid prior to such date (or to such other bidder as Lessee and Lessor shall agree), in the same manner and condition as if delivery were made to Lessor pursuant to Section 6 and (ii) Lessor shall, without recourse or warranty (except as to the absence of any Lessor's Lien attributable to Lessor) simultaneously therewith sell such Terminated Unit to such bidder, provided that, if Lessee shall have previously exercised all of its rights of withdrawal of termination notices pursuant to Section 10.1, and Lessee is unable to obtain any bids for such Units, Lessee shall effect the sale of such Units to any bidder identified by Lessor. The total selling price realized at such sale shall be paid to and retained by Lessor and, in addition, on the Termination Date, Lessee shall pay to Lessor, (A) all unpaid Basic Rent with respect to such Terminated Unit due and payable on or prior to such Termination Date (other than Basic Rent payable with respect to such Terminated Unit in "advance" on such date), (B) the excess, if any, of (1) the Termination Value for such Terminated Unit computed as of the related Termination Date, over (2) the net cash sales proceeds (after the deduction of all reasonable costs and expenses of Lessor and the Owner Participant in connection with such sale (including, without limitation, transfer and other taxes (other than on net income of the Owner Participant)) of such Terminated Unit and (C) an amount equal to any Make-Whole Amount in respect of the principal amount of the Equipment Notes to be prepaid in accordance with Section 2.10(a) of the Indenture. If no sale shall have occurred, this Lease shall continue in full force and effect with respect to such Unit. If Lessor elects not to exercise its right to retain such Terminated Unit as provided in Section 10.3, Lessee, in acting as agent for Lessor, shall have no liability to Lessor for failure to obtain the best price, shall act in its sole discretion and shall be under no duty to solicit bids publicly or in any particular market. Lessee's sole interest in acting as agent shall be to use its reasonable best efforts to sell the Units at the highest price then obtainable consistent with the terms of this Lease.

              10.3 Retention of Equipment by Lessor. Notwithstanding the provisions of Sections 10.1 and 10.2, Lessor may irrevocably elect by written notice to Lessee, no later than 30 days after receipt of Lessee's notice of termination, not to sell a Terminated Unit on the Termination Date therefor, whereupon Lessee shall (i) deliver such Terminated Unit to Lessor in the same manner and condition as if delivery were made to Lessor pursuant to Section 6 (but Lessor shall have no storage rights pursuant to Section 6.3), treating the Termination Date as the termination date of the Lease Term with respect to such Terminated Unit, and (ii) pay to Lessor (A) all unpaid Basic Rent payable on or prior to the related Termination Date (other than Basic Rent payable with respect to such Terminated Unit in "advance" on such date) and (B) an amount equal to any Make-Whole Amount in respect of the principal amount of the Equipment Notes to be prepaid in accordance with Section 2.10(a) of the Indenture and (iii) pay to the Persons entitled thereto all other unpaid Supplemental Rent due on or before the Termination Date. If Lessor elects not to sell a Terminated Unit as provided in this Section 10.3, then Lessor shall pay, or cause to be paid, to the Indenture Trustee in funds of the type and in an amount equal to the outstanding principal amount of the Equipment Notes to be prepaid on account of such Terminated Unit pursuant to Section

2.10(a) of the Indenture, all accrued interest to the date of prepayment of such Equipment Notes on such Termination Date and an amount equal to the Make-Whole Amount, if any, in respect of the principal amount of the Equipment Notes to be prepaid. If Lessor shall fail to perform any of its obligations pursuant to this Section 10.3, this Lease shall not be terminated with respect to any Terminated Unit on a proposed Termination Date, Lessor shall thereafter no longer be entitled to exercise its election to retain any Terminated Unit and Lessee may at its option at any time thereafter submit a new termination notice pursuant to Section 10.1 with respect to a Terminated Unit specifying a proposed Termination Date occurring not earlier than five Business Days from the date of such notice.

              10.4 Termination of Lease. In the event of (x) any such sale of a Terminated Unit and receipt by Lessor and the Indenture Trustee of all of the amounts provided in Section 10.2 or (y) retention of a Terminated Unit by Lessor in compliance with Section 10.3 (including receipt by the Indenture Trustee of all amounts provided in Section 10.3), and upon compliance by Lessee with the other provisions of this Section 10, the obligation of Lessee to pay Basic Rent hereunder for such Terminated Unit shall cease and the Lease Term for and Lessee's other obligations in respect of such Terminated Unit shall end.

              Section 11.  Loss, Destruction, Requisition, Etc.

              11.1 Event of Loss. In the event that any Unit (i) shall suffer damage or contamination which, in Lessee's opinion (as evidenced by an Officers' Certificate to such effect), makes repair uneconomic or renders such Unit permanently unfit for normal use for any reason whatsoever other than obsolescence, (ii) shall suffer an actual or constructive total loss, (iii) shall be permanently returned to the manufacturer pursuant to any patent indemnity provisions, (iv) shall be prohibited from being used in the normal course of interstate rail commerce by any federal governmental authority for a period in excess of six months (but in no event shall such period extend beyond the date such Unit is required to be returned to Lessor pursuant to Section 6.1, and in the event such period extends beyond the expiration of the Lease Term for such Unit, Rent shall accrue in respect of such Unit as provided in
Section 6.1), (v) shall suffer theft or disappearance, (vi) shall have title thereto taken or appropriated by any governmental authority under the power of eminent domain or otherwise or (vii) shall be taken or requisitioned for use by any governmental authority under the power of eminent domain or otherwise, and, in the case of any such theft, disappearance, taking, appropriation or requisition under clause (v) or (vii), the period thereof exceeds the lesser of
(x) 90 days or (y) the remaining Basic Term and any agreed upon Renewal Term for such Unit (any such occurrence being hereinafter called an "Event of Loss"), Lessee, in accordance with the terms of Section 11.2, shall inform Lessor and the Indenture Trustee of such Event of Loss.

              11.2 Replacement or Payment upon Event of Loss. Upon the occurrence of an Event of Loss with respect to any Unit, Lessee shall within 90 days of such occurrence give Lessor and the Indenture Trustee notice of such occurrence and of its election to perform one of the following options and the contemplated date of performance of such option (it being agreed that if Lessee shall not have given notice of such election within 90 days after such occurrence, Lessee shall be deemed to have elected to perform the option set forth in the following paragraph (ii)):

                   (i) within 180 days of such occurrence, Lessee shall comply with Section 11.4(b) and shall convey or cause to be conveyed to Lessor a Replacement Unit to be leased to Lessee hereunder, such Replacement Unit to be free and clear of all Liens (other than Permitted Liens) and to have a value, utility, capacity and remaining economic useful life at least equal to the Unit so replaced (assuming such Unit was in the condition required to be maintained by the terms of this Lease); provided that, if Lessee shall not perform its obligation to effect such replacement under this paragraph (i) during the period of time provided herein, then Lessee shall pay on the next succeeding Determination Date that is at least 30 days after the end of such period to Lessor the amounts specified in paragraph (ii) below, provided, further, that if a Payment Event of Default shall have occurred and be continuing, Lessee shall be precluded from electing to perform the option set forth in this paragraph (i); or

                  (ii) on a Determination Date within 180 days of such occurrence, Lessee shall pay or cause to be paid (1) to Lessor (a) an amount equal to the Stipulated Loss Value of each such Unit suffering such occurrence determined as of such Determination Date and (b) if such Determination Date is also a Rent Payment Date, all Basic Rent payable on such date in respect of such Unit (other than Basic Rent payable in "advance" on such date) or if such Determination Date is not a Rent Payment Date, all Basic Rent accrued to such date in respect of such Unit then due and payable and (2) to the Persons (including, without limitation, Lessor) entitled thereto all other unpaid Supplemental Rent in respect of such Unit due on or before such Determination Date (including any transfer taxes arising in connection with such termination); it being understood that until such Stipulated Loss Value is paid, there shall be no abatement or reduction of Basic Rent.

                 11.3 Rent Termination. Upon the replacement of any Unit in compliance with Section 11.2(i) or upon the payment of all sums required to be paid pursuant to Section 11.2(ii) in respect of any Unit for which Lessee has elected to pay (or deemed to have elected to pay pursuant to the first proviso to Section 11.2(i)) the amounts specified in paragraph 11.2(ii), the

Lease Term with respect to such Unit and the obligation to pay Rent for such Unit accruing subsequent to the date of conveyance of such Replacement Unit pursuant to Section 11.2(i) or the date of payment of all amounts due pursuant to Section 11.2(ii), as the case may be, shall terminate; provided that Lessee shall be obligated to pay all Rent in respect of such Unit which has accrued up to and including the date of conveyance of such Replacement Unit pursuant to
Section 11.2(i) or the date of payment of all amounts due pursuant to Section 11.2(ii), as the case may be.

                 11.4  Disposition of Equipment; Replacement of Unit.

                 (a) Upon the payment of all sums required to be paid pursuant to Section 11.2 in respect of any Unit, Lessor will convey to Lessee or its designee all right, title and interest of Lessor in and to such Unit, "as is", "where is", without recourse or warranty, except for a warranty against Lessor's Liens, and shall execute and deliver to Lessee or its designee such bills of sale and other documents and instruments as Lessee or its designee may reasonably request to evidence such conveyance. As to each separate Unit so disposed of, Lessee or its designee shall be entitled to any amounts arising from such disposition, plus any awards, insurance or other proceeds and damages received by Lessee, Lessor or the Indenture Trustee by reason of such Event of Loss after having paid the Stipulated Loss Value attributable thereto and all other amounts of Rent then due and payable in respect thereof, provided that if a Lease of Event of Default shall have occurred and be continuing, the amounts referred to in this sentence which are payable to Lessee shall be paid to Lessor, and Lessor shall hold such amounts received as security for Lessee's obligations hereunder subject to the provisions of Section 11.6.

                 (b) At the time of or prior to any replacement of any Unit, Lessee, at its own expense, will (A) furnish Lessor with a bill of sale with respect to the Replacement Unit, (B) cause a Lease Supplement substantially in the form of Exhibit A hereto, subjecting such Replacement Unit to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation in the same manner as provided for the original Lease Supplement in Section 16.1, (C) so long as the Indenture shall not have been satisfied and discharged, cause an Indenture Supplement substantially in the form of Exhibit A to the Indenture for such Replacement Unit to be delivered to Lessor and to the Indenture Trustee for execution and, upon such execution, to be filed for recordation in the same manner as provided for the original Indenture Supplement in Section 16.1, (D) furnish Lessor and the Indenture Trustee with an opinion of Lessee's counsel (which may be Lessee's in- house counsel), to the effect that (x) the bill of sale referred to in clause (A) above constitutes an effective instrument for the conveyance of title to the Replacement Unit to Lessor, (y) legal and beneficial title to the Replacement Unit has been delivered to Lessor, free and clear of all Liens except for Liens described in clauses
(i), (ii) and (v) of the definition of "Permitted Liens" and Liens described in clauses (iii) and (iv) of such definition for amounts which are not due and payable, and (z) all filings, recordings and other action necessary or appropriate to perfect and protect Lessor's interests in and Indenture Trustee's Lien on the Replacement Unit have been accomplished, (E) furnish to the Owner Participant an acknowledgement by Lessee, in form and substance reasonably satisfactory to the Owner Participant, that Lessee will indemnify the Owner Participant for any adverse tax consequences resulting from such replacement consistent with the provisions of the Tax Indemnity Agreement, and
(F) furnish such other documents and evidence as the Owner Participant, Lessor or Indenture Trustee, or their respective counsel, may reasonably request in order to establish the consummation of the transactions contemplated by this
Section 11.4. For all purposes hereof, upon passage of title thereto to Lessor the Replacement Unit shall be deemed part of the property leased hereunder and the Replacement Unit shall be deemed a "Unit" of Equipment as defined herein. Upon such passage of title, Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all Lessor's right, title and interest in and to the replaced Unit, and upon such transfer, Lessor will request in writing that the Indenture Trustee execute and deliver to Lessee an appropriate instrument releasing such replaced Unit from the lien of the Indenture.

                 11.5 Eminent Domain. In the event that during the Lease Term the use of any Unit is requisitioned or taken by any governmental authority under the power of eminent domain or otherwise, Lessee's obligation to pay Basic Rent shall continue unless and until such requisition or taking constitutes an Event of Loss and such obligation shall be terminated in accordance with Section 11.3. Subject to the last sentence of this Section 11.5, the Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such governmental authority as compensation for requisition or taking of possession. Subject to the last sentence of this Section 11.5, the Lessor and/or the Indenture Trustee immediately will pay to the Lessee any amounts received by them in respect of any such acquisition or taking of possession (other than amounts received from Lessee). If a Lease Event of Default shall have occurred and be continuing, any amounts payable to Lessee pursuant to this Section 11.5 shall be paid to or retained by Lessor, as the case may be, and Lessor shall hold such amounts as security for Lessee's obligations hereunder subject to the provisions of
Section 11.6.

                 11.6  Lease Event of Default.  Any amount referred to in
Section 6.1(b), 8.4, 11.4(a), 11.5 or 12.2 which is to be held by Lessor subject to the provisions of this Section 11.6 shall be held by the Lessor (or, so long as the Lien of the Indenture has not been discharged, the Indenture Trustee) as security for the obligations of the Lessee under this Lease, and at such time as there shall not be continuing any such Lease Event of Default, such amount (unless theretofore otherwise applied to the obligations of the Lessee hereunder) shall be paid over to the Lessee provided that no such amount shall be so held as collateral security for more than 365 days unless Lessor shall have commenced the exercise of remedies within such period.

                 Section 12.  Insurance.

                 12.1  Property Damage and Public Liability Insurance.

                 (a) Lessee will, at all times prior to the return of the Units to Lessor and, if applicable, during the Initial Storage Period, at its own expense, cause to be carried and maintained with Approved Insurers (i) physical damage insurance in respect of each Unit in an amount at any time not less than the Termination Value for each such Unit at such time and (ii) public liability insurance for such Units with respect to third-party personal injury and property damage (including, in the case of the Tank Cars, sudden and accidental pollution liability insurance), and Lessee will continue to carry such insurance in such amounts and for such risks not less comprehensive in amounts and against risks customarily insured against by Lessee in respect of equipment owned or leased by it similar in type to the Equipment. Any policies of insurance carried in accordance with this Section 12.1 and any policies taken out in substitution or replacement for any of such policies (A) shall provide that, if any such insurance is cancelled, materially modified or terminated (other than upon normal policy expiration) for any reason whatsoever, Lessor, Indenture Trustee and Owner Participant shall receive 30 days' prior notice of such cancellation, material modification or termination, and no such cancellation, material modification or termination shall be effective against such Party until receipt of such notice, (B) with respect to insurance policies provided by insurers identified in clause (iv) of the definition of "Approved Insurer", shall name the Owner Participant, Lessor, as Lessor of the Equipment and in its individual capacity, and the Indenture Trustee as additional insureds and loss payees as their interests may appear, but only with respect to liability for which Lessee would have an indemnity obligation under the Participant Agreement, (C) shall provide that neither the Owner Participant, Lessor, as lessor of the Equipment and in its individual capacity, or the Indenture Trustee shall have any responsibility for any insurance premiums, whether for coverage before or after cancellation or termination of any such policies as to Lessee, (D) as to the public liability insurance referred to in this paragraph 12.1(a) shall provide that in as much as such policies cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exceptions of limits of liability and liability for premiums, commissions, assessments or calls (which shall be solely a liability of Lessee), shall operate in the same manner as if there were a separate policy or policies covering each insured, (E) shall waive any rights of subrogation of the insurers against the Owner Participant, Lessor, as lessor of the Equipment and in its individual capacity, and the Indenture Trustee, (F) shall provide that the coverage of such policies shall not be invalidated because of any action or inaction of Lessee or any other Person (other than the Owner Participant, Lessor or the Indenture Trustee, but only in respect of their respective coverages) and (G) shall be primary without the right of contribution. Lessee shall, at its own expense, be entitled to make all proofs of loss and take all other steps necessary to collect the proceeds of the insurance required hereunder.

                 (b) Lessee shall, prior to the Closing Date and not less than annually thereafter, furnish the Owner Participant, Lessor and the Indenture Trustee with a certificate signed by the insurer or an independent insurance broker evidencing each policy of insurance carried in accordance with this Section 12.1.

                 (c) It is understood and agreed that the insurance required hereunder may be part of the Lessee's world-wide corporate insurance program, including with respect to risk retention and deductible limits, and, at any time during the Lease Term Lessee may alter its insurance program in any manner with respect to the risks (including liability) associated with the use, possession and operation of the Equipment and for all similar equipment owned or leased by Lessee, provided that any provision of this Section 12 to the contrary notwithstanding: (1) the aggregate amount of the deductible limits of the insurance policies carried by Lessee pursuant clauses (i) and (ii) of
Section 12.1(a) at any time shall not exceed (x) $__________ (as such amount shall be increased by escalating such amount annually in ___________ ,1994 dollars by the Inflation Index) if Lessee has an Investment Grade Rating at such time or (y) $_________ (as such amount shall be increased by escalating such amount annually in ___________ ,1994 dollars by the Inflation Index) if Lessee does not have an Investment Grade Rating at such time and (2) subject to such insurance being reasonably and economically available to Lessee as measured by prevailing domestic oil industry practice, Lessee shall carry insurance pursuant to clause (ii) of Section 12.1(a) (A) in respect of the Tank Cars (including sudden and accidental pollution coverage) in an amount not less than $_________ and (B) in respect of the Covered Hoppers in an amount not less than $_________ and to the extent such amounts are not reasonably and economically available as measured by prevailing domestic oil industry practice, then such lesser amounts as are reasonably and economically available as measured by prevailing domestic oil industry practice and otherwise consistent with the terms of this Section 12.1.

                 12.2 Proceeds of Property Insurance. So long as no Payment Event of Default shall have occurred and be continuing, the entire proceeds of any property insurance or third party payments for damages to any Unit received by Lessor or the Indenture Trustee shall be paid over to Lessee; provided that if the proceeds received in respect of any Unit exceed $_________ such proceeds shall be paid over to and held by Lessor and shall thereafter be released to Lessee in order to pay the costs and expenses of the repair of such Unit, and in any event shall be released in full to Lessee upon the completion of the repair of such Unit, provided, further, that if such damages constitute an Event of Loss with respect to such Unit, such proceeds shall be released in full to Lessee upon Lessee's replacement of such Unit pursuant to Section 11.2(i) or, if such Unit is not replaced pursuant to Section 11.2(i), shall be applied towards the satisfaction of Lessee's payment obligations pursuant to
Section 11.2(ii). Anything to the contrary in the preceding sentence notwithstanding, if a Lease Event of Default shall have occurred and be continuing such proceeds shall be paid to Lessor, and Lessor shall hold such proceeds as security for Lessee's obligations hereunder subject to the provisions of Section 11.6.

                 12.3 Additional Insurance. At any time Lessor (either directly or in the name of the Owner Participant) may at its own expense carry insurance with respect to its interest in the Units, provided that such insurance does not interfere with Lessee's ability to insure the Equipment as required by this Section 12 or adversely affect Lessee's insurance or the cost thereof, it being understood that all salvage rights to each Unit shall remain with Lessee's insurers at all times. Any insurance payments received from policies maintained by Lessor pursuant to the previous sentence shall be retained by Lessor without reducing or otherwise affecting Lessee's obligations hereunder.

                 Section 13. Lessor's Inspection Rights. Lessor shall have the right, but not the obligation, at its sole cost, expense and risk (including, without limitation, the risk of personal injury or death), by its authorized representatives, to inspect the Equipment and Lessee's records with respect thereto during Lessee's normal business hours and upon reasonable prior notice to Lessee; provided, however, that Lessee shall not be liable for any injury to, or the death of, any Person exercising, either on behalf of Lessor or any prospective user, the rights of inspection granted under this Section 13 unless caused by Lessee's gross negligence or wilful misconduct. No inspection pursuant to this Section 13 shall interfere with the use, operation or maintenance of the Equipment or the normal conduct of Lessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith. Lessor's inspection rights under this Section 13 shall be limited to once per calendar year prior to the last 360 days of the Lease Term for a Class of Equipment and shall be limited to no more than three times during the last 360 days of such Lease Term; provided that if a Lease Default or Lease Event of Default shall have occurred and be continuing, the limitation on the frequency of the Lessor's inspection rights contained in this sentence shall not be applicable.

                 Section 14.  Events of Default.

                 The following events shall constitute Events of Default hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied in accordance with the express terms hereof:

                 (a) Lessee shall fail to make any payment of Basic Rent, Stipulated Loss Value or Termination Value within 10 Business Days after the same shall have become due; or

                 (b) Lessee shall fail to make any payment of Supplemental Rent, including indemnity or tax indemnity payments (but excluding Stipulated Loss Value or Termination Value, which are subject to clause (a) above) after the same shall have become due and such failure shall continue unremedied for 15 Business Days after receipt by Lessee of written notice of such failure from the Owner Participant, Lessor or the Indenture Trustee; or

                 (c) any representation or warranty made by Lessee in any Operative Agreement (other than the Tax Indemnity Agreement) to which Lessee is a party or any certificate or document delivered in connection with the transactions contemplated by the Operative Agreements shall prove to be untrue or incorrect in any material respect when made and such untruth or incorrectness (if subject to cure) shall continue to be material and unremedied for a period of 30 days after receipt by Lessee of written notice thereof from Lessor or the Indenture Trustee; or

                 (d) Lessee shall commence a voluntary case in the United States under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

                 (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Lessee in an involuntary case in the United States under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Lessee or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                 (f) Lessee shall fail to observe or perform any other of the covenants or agreements to be observed or performed by Lessee under any Lessee Agreement (other than the Tax Indemnity Agreement) and such failure shall continue unremedied for 60 days after notice from Lessor, the Owner Participant or the Indenture Trustee to Lessee, specifying the failure and demanding the same to be remedied; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default hereunder for a period of 360 days after receipt of such notice so long as Lessee is diligently proceeding to remedy such failure;

provided that, notwithstanding anything to the contrary contained in this Lease, any failure of Lessee to perform or observe any covenant or agreement herein shall not constitute an Event of Default under paragraph (f) above if such failure is caused solely by reason of an event referred to in the definition of "Event of Loss" so long as Lessee is continuing to comply with the applicable terms of Section 11 and 12.

                 Section 15.  Remedies.

                 15.1 Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by a written notice to Lessee; and at any time thereafter, so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may do one or more of the following (in any portion of this Section 15) as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

                    (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

                    (b) by notice in writing to Lessee, Lessor may demand that Lessee, and Lessee shall, upon written demand of Lessor and at Lessee's expense forthwith return any or all Units of the Equipment to Lessor or its order in the manner and condition required by, and otherwise in accordance with all of the provisions of Section 6.2 and
         Section 15.4; or Lessor with only such notice as is reasonably required to comply with Lessee's standard and customary safety practices (but in no event more than 1 Business Day) may by Lessor or its agents enter upon the premises of Lessee or other premises where any of the Equipment may be located and take possession of and remove all or any of the Units and thenceforth hold, use, operate, sublease, possess and enjoy the same free from any right of Lessee, or its sublessees and successors or assigns, to use such Units for any purpose whatever and without any duty to account to Lessee with respect to the proceeds thereof (except to the extent provided in paragraph (e) below);

                    (c) with or without taking possession, sell any Unit at public or private sale, as Lessor may determine, with not less than 10 Business Days prior notice to Lessee but free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (e) below), in which event Lessee's obligation to pay Basic Rent with respect to such Unit hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under paragraph (d) or (e) below if Lessor elects to exercise its rights under either of said paragraphs);

                    (d) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph
         (a), (b) or (c) above with respect to any Unit, Lessor, by written notice to Lessee specifying a payment date (which date shall be a Determination Date) which shall be not earlier than 30 days after the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Unit due after the payment date specified in such notice), all Rent due and payable (other than Basic Rent payable in "advance" on such payment date), or accrued, for such Unit as of the payment date specified in such notice plus an amount equal to the excess, if any, of the Stipulated Loss Value for such Unit computed as of the payment date specified in such notice over the fair market sales value (as determined pursuant to Section 15.5) of such Unit as of the payment date specified in such notice;

                    (e) if Lessor shall have sold any Unit pursuant to paragraph (c) above, Lessor, in lieu of exercising its rights under paragraph (d) above with respect to such Unit may, if it shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Unit due subsequent to the Rent Payment Date next preceding such sale), any accrued and unpaid Rent for such Unit as of the date of such sale and, if that date is a Rent Payment Date, the Basic Rent due on that date (other than Basic Rent payable in "advance" on such date), plus the amount, if any, by which the Stipulated Loss Value of such Unit computed as of the Rent Payment Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date, then computed as of such Rent Payment Date, exceeds the net proceeds of such sale;

                 (f)  in lieu of exercising its rights pursuant to paragraph
         (b), (c), (d) or (e) above with respect to such Unit, Lessor by written notice to Lessee specifying a payment date (which date shall be a Determination Date) which shall not be earlier than 30 days after the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Unit due after the payment date specified in such notice) the sum of (A) all Rent due and payable (other than Basic Rent payable in "advance" on such date), or accrued, for such Unit as of the payment date specified in such notice plus (B) an amount equal to the Stipulated Loss Value for such Unit computed as of the payment date specified in such notice; and upon such payment of liquidated damages and all transfer taxes which are payable Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all Lessor's right, title and interest in and to such Unit and upon such transfer, Lessor will request in writing that the Indenture Trustee execute and deliver to Lessee an appropriate instrument releasing such Unit from the lien of the Indenture; and/or

                   (g) Lessor may rescind or terminate this Lease or may exercise any other right or remedy that may be available to it under applicable law.

                 In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Supplemental Rent due hereunder before or during the exercise of any of the foregoing remedies, and for reasonable legal fees and other reasonable costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including without limitation the repayment in full of any costs and expenses necessary to be expended in repairing any Unit in order to cause it to be in compliance with all maintenance and regulatory standards imposed by this Lease and expenses, including reasonable legal fees, involved in any appearance by Lessor or the Indenture Trustee in any bankruptcy or insolvency proceeding with respect to Lessee.

                 15.2 Cumulative Remedies. The remedies in this Lease provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity. Lessee hereby waives any mandatory requirements of law, now or hereafter in effect, which might limit or modify any of the remedies herein provided, to the extent that such waiver is permitted by law.

                 15.3 No Waiver. No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default by Lessee under this Lease shall impair any such right, power or remedy of Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

                 15.4 Lessee's Duty to Return Equipment Upon an Event of Default. If Lessor or any assignee of Lessor shall terminate this Lease pursuant to Section 15 hereof, Lessee shall forthwith deliver possession of the Equipment to Lessor. For the purpose of delivering possession of any Unit to Lessor as above required, Lessee shall at its own cost, expense and risk (except as hereinafter stated):

                 (a) forthwith place such Equipment upon such storage tracks of Lessee, at the expense of Lessee, as Lessor may designate or, in the absence of such designation, as Lessee may select with prior written notification to Lessor; and

                 (b) permit Lessor to store such Equipment on such tracks without charge for insurance, rent or storage until the earlier of (x) 60 days after the date such storage begins, or (y) the date on which such Equipment has been sold, leased or otherwise disposed of by Lessor, and during such period of storage Lessee shall continue to maintain all insurance required by Section 12.1 hereof.

All Equipment returned shall be in the condition required by Section 6.2 hereof.

                 15.5 Fair Market Sales Value. For purposes of Section 15.1(d), the "fair market sales value" of a Unit of Equipment shall be the sales value that would be obtained in an arm's length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell, based upon the actual condition and location of the Unit of Equipment in question, which value shall be determined by an appraiser selected by Lessor and reasonably acceptable to Lessee.

                 Section 16.  Filings; Further Assurances.

                 16.1 Filings. On or prior to the Closing Date Lessee will cause this Lease, the Lease Supplement dated the Closing Date, the Indenture and the Indenture Supplement or other appropriate evidence to be duly filed and recorded with the ICC in accordance with 49 U.S.C. Section 11303 and to be deposited with the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada.

                 16.2 Further Assurances. Lessee will duly execute and deliver to Lessor and the Indenture Trustee such further documents and assurances and take such further action as may be required by applicable law in order to effectively establish and protect the rights and remedies created in favor of Lessor, the Owner Participant and the Indenture Trustee hereunder and under the Indenture, including, without limitation, the execution and delivery of supplements or amendments hereto and to the Indenture, in recordable form, subjecting to this Lease and to the Indenture any Replacement Unit and the recording or filing of counterparts hereof or thereof in accordance with the laws of such jurisdiction within the United States and such UCC financing statements as are required to maintain the right, title and interest of Lessor in and to the Equipment and the remainder of the Trust Estate and to maintain the validity and perfection of the Lien of the Indenture on the Indenture Estate or as Lessor or the Indenture Trustee may from time to time deem advisable; provided that in connection with the foregoing Lessee shall also take such further action as is reasonably requested by Lessor. In the event Mexico adopts a system for the filing or recording of ownership of or liens on the Equipment Lessee agrees to make filings and recordings of such documents in Mexico as Lessor or the Indenture Trustee may reasonably request as being at the time normal and customary practice for transactions of this type.

                 16.3 Expenses. Lessee will pay all costs, charges and expenses (including, without limitation, reasonable attorneys fees and expenses) incident to any such filing, refiling, recording and rerecording or depositing and redepositing of any such instruments, UCC filings or incident to the taking of such action.

                 Section 17.  Lessor's Right to Perform.

                 If Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein which requires the payment of money, Lessor may itself make such payment or perform or comply with such agreement which requires the payment of money, after giving prior written notice thereof to Lessee, but shall not be obligated hereunder to do so, and the amount of such payment, together with interest thereon at the Late Rate, to the extent permitted by applicable law, shall be deemed to be Supplemental Rent, payable by Lessee to Lessor on demand.

                 Section 18.  Assignment.

                 18.1 Assignment by Lessor. Lessee and Lessor hereby confirm that concurrently with the execution and delivery of this Lease, Lessor has executed and delivered to the Indenture Trustee the Indenture, which is intended to assign as collateral security and grants a lien and security interest in favor of the Indenture Trustee in, to and under the Equipment, this Lease and the Rent payable hereunder (excluding Excepted Property), all as more explicitly set forth in the Indenture. Lessor agrees that it shall not otherwise assign or convey its right, title and interest in and to this Lease, the Equipment or any Unit, except (i) as expressly permitted by and subject to the provisions of the Participation Agreement, the Trust Agreement and the Indenture or (ii) following completion of foreclosure or similar proceedings pursuant to the Indenture or deed in lieu thereof. The Lessee hereby consents to such assignment and to the creation of such lien and security interest and consents to the terms and provisions thereof. The Lessee (a) acknowledges that the Indenture provides for the exercise by the Indenture Trustee of all rights of the Lessor hereunder to give any consents, approvals, waivers, notices or the like, to make any elections, demands or the like, or to take any other discretionary action hereunder, except as specifically set forth in the Indenture, (b) acknowledges receipt of an executed counterpart of the Indenture as in effect on the date hereof and consents to all of the provisions thereof and (c) agrees that, to the extent provided in the Indenture, the Indenture Trustee shall have all the rights of the Lessor hereunder as if the Indenture Trustee had originally been named as the Lessor herein, to the extent provided in the Indenture. Notwithstanding any provision of this Lease or any other Operative Agreement but without prejudice to the Lessor's and the Owner Participant's rights expressly provided for in the Indenture, so long as the Lessor's interest in this Lease or the Equipment is subject to the Lien of the Indenture, the Lessee shall make all payments of Rent, and all other amounts payable hereunder to the Lessor, other than Excepted Property, to the Indenture Trustee as provided in Section 3.6, and the obligation of Lessee to make all such payments shall not be subject to any defense, counterclaim, setoff or other right or claim of any kind which the Lessee may be able to assert against the Lessor or the Owner Participant in an action brought by either thereof on this Lease.

                 18.2 Assignment by Lessee. Except in the case of any requisition for use by an agency or instrumentality of the United States government referred to in Section 11.1, Lessee will not, without the prior written consent of Lessor, assign any of its rights hereunder, except as permitted in the Participation Agreement, provided that Lessee may assign its rights and/or obligations hereunder to any corporation controlled by, controlling or under common control with Lessee, so long as Lessee remains primarily liable hereunder. Any sublease in accordance with Section 8.3 shall not be construed as an assignment of Lessee's rights hereunder.

                 18.3 Sublessee's Performance and Rights. Any obligation imposed on Lessee in this Lease shall require only that Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation by any permitted assignee, sublessee or transferee under an assignment, sublease or transfer agreement then in effect and permitted by the terms of this Lease shall constitute performance by Lessee and discharge such obligation by Lessee. Except as otherwise expressly provided herein, any right granted to Lessee in this Lease shall grant Lessee the right to exercise such right or permit such right to be exercised by any such assignee, sublessee or transferee, provided that Lessee's purchase and renewal options set forth in Section 22 may be exercised only by Lessee. The inclusion of specific references to obligations or rights of any such assignee, sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the immediately preceding two sentences with respect to obligations or rights in respect of which specific reference to any such assignee, sublessee or transferee has not been made in this Lease.

                 Section 19.  Net Lease, Etc.

                 This Lease is a net lease and Lessee's obligation to pay all Rent payable hereunder shall, subject to Section 3.5, be absolute, unconditional and irrevocable and shall not be affected by any circumstance of any character including, without limitation, (i) any set-off, abatement, counterclaim, suspension, recoupment, reduction, rescission, defense or other right that Lessee may have (other than pursuant to Section 3.5) against Lessor, the Owner Participant, the Indenture Trustee or any holder of an Equipment Note, any vendor or manufacturer of any Unit, or any other Person for any reason whatsoever, (ii) any defect in or failure of title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of any Unit, or any interruption or cessation in or prohibition of the use or possession of any Unit for any reason whatsoever,
(iii) any damage to, or removal, abandonment, requisition, taking, condemnation, loss, theft or destruction of all or any part of any Unit or any interference, interruption, restriction, curtailment or cessation in the use or possession of any Unit by Lessee or any other Person for any reason whatsoever or of whatever duration, (iv) any insolvency, bankruptcy, reorganization or similar proceeding by or against Lessee, Lessor or any other Person, (v) the invalidity, illegality or unenforceability of this Lease, any other Operative Agreement, or any other instrument referred to herein or therein or any other infirmity herein or therein or any lack of right, power or authority of Lessee to enter into this Lease or any other Operative Agreement to which it is a party or to perform the obligations hereunder or thereunder or consummate the transactions contemplated hereby or thereby or any doctrine of force majeure, impossibility, frustration or failure of consideration, or (vi) any other circumstance or happening whatsoever, foreseeable or unforeseeable, whether or not similar to any of the foregoing. To the extent permitted by applicable law, Lessee hereby waives any and all rights which it may now have or which at any time thereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease with respect to any Unit, except in accordance with
the express terms hereof.   Each payment of Rent made by Lessee hereunder shall
be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor or any Person for any reason whatsoever. Nothing contained herein shall be construed to waive any claim which Lessee might have under any of the Operative Agreements or otherwise or to limit the right of Lessee to make any claim it might have against Lessor or any other Person or to pursue such claim in such manner as Lessee shall deem appropriate, except as provided above. If for any reason whatsoever this Lease shall be terminated by operation of law or otherwise except as expressly provided herein, the Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would become due and payable hereunder if this Lease had not been terminated.

                 Section 20.  Notices.

                 Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by express mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by any of the methods set forth in clauses
(a) or (b) above or this clause (c), in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

If to the Lessee:                 Phillips Petroleum Company
                                  3 A3 Phillips Building
                                  Bartlesville, Oklahoma
                                  Attention:  Assistant Treasurer
                                  Telephone:
                                  Facsimile:
                                  Confirmation No.:

If to the Owner
Trustee:                          Wilmington Trust Company
                                  1100 North Market Street
                                  Rodney Square North
                                  Wilmington, Delaware  19890-0001
                                  Attention:  Corporate Trust
                                              Administration
                                  Telephone:
                                  Facsimile:
                                  Confirmation No.:

with a copy to:                   the Owner Participant at the address set
                                    forth below

If to the Owner
Participant:

                                  Attention:
                                  Telephone:
                                  Facsimile:

If to the Indenture
Trustee or the Pass
Through Trustee:                  Shawmut Bank Connecticut, National
                                    Association, ABA No. 011900445,
                                  777 Main Street
                                  Hartford, Connecticut  06115
                                  Attention:  Corporate Trust
                                              Administration
                                              (Phillips Trust No. 94-__)
                                  Telephone:
                                  Facsimile:
                                  Confirmation No.: (203) 986-1189


                 Section 21.  (Intentionally Omitted.)

                 Section 22.  Purchase Options; Renewal Options.

                 22.1 Election to Retain or Return Equipment. Not less than 120 days prior to the end of the Basic Term or any applicable Renewal Term with respect to any Unit of Equipment, Lessee shall give Lessor irrevocable notice of its decision to return or retain such Unit of Equipment. If Lessee elects to retain such Unit of Equipment, Lessee shall comply with Section 22.2 and/or
22.3 hereof, as it may elect in accordance with the provisions thereof including the notice requirements stated therein, and if Lessee elects to retain such Unit of Equipment but fails to comply with the notice requirements of Section 22.2 or 22.3 hereof, Lessee shall be deemed to have irrevocably elected to renew the Lease for a Fair Market Renewal Term of one year and
Section 22.3(b) (other than the notice provisions thereof) shall be applicable to such renewal. If Lessee fails to give the 120 days' notice required by this
Section 22.1, Lessee shall be deemed to have irrevocably elected to return such Unit of Equipment at the end of the Basic Term or any applicable Renewal Term, as the case may be, in accordance with Section 6.

                 22.2 Purchase Option. So long as no Payment Event of Default shall have occurred and be continuing and Lessee shall have duly given notice with respect to not less than 25 Tank Cars and/or not less than 50 Covered Hoppers pursuant to Section 22.1 and the next succeeding sentence of this
Section 22.2, Lessee shall have the right at its option to purchase such Units of Equipment at the expiration of the Basic Term or any Renewal Term then in effect, at a price equal to the Fair Market Sales Value of such Units (as determined pursuant to Section 22.4). Lessee shall give Lessor irrevocable written notice not less than 60 days prior to the end of the Basic Term or any Renewal Term then in effect for such Units of its election to exercise the purchase option in respect of such Units provided for in this Section 22.2. Upon payment of the purchase price for any such Unit, together with all other amounts due and owing by Lessee under the Operative Agreements, Lessor shall deliver a bill of sale transferring and assigning to Lessee all right, title and interest of Lessor in and to such Units on an "as-is" "where-is" basis and containing a warranty against Lessor's Liens. Lessor shall not be required to make any other representation or warranty as to the condition of the Units or any other matters, and may specifically disclaim any such representations or warranties.

                 22.3 Renewal Options. (a) So long as no Lease Default or Lease Event of Default shall have occurred and be continuing and Lessee shall have duly given notice with respect to not less than 25 Tank Cars and/or not less than 50 Covered Hoppers pursuant to Section 22.1 and the next succeeding sentence of this Section 22.3(a), and subject to the last sentence of this
Section 22.3(a), Lessee shall have the right at its option to renew the Lease with respect to such Units of Equipment upon the expiration of the Basic Term for such Units for a period of at least one year (such period, the "Fixed Rate Renewal Term") in accordance with this Section 22.3; provided, that the aggregate length of the Fixed Rate Renewal Terms for any Unit shall not exceed
(i) four years in the case of any Units in Rail Cars (Class A) or Rail Cars (Class B) or six years in the case of any Units in Rail Cars (Class C) or Rail Cars (Class D). Lessee shall give Lessor irrevocable written notice of the length of the proposed Fixed Rate Renewal Term not less than 60 days prior to the end of the Basic Term or any Fixed Rate Renewal Term then in effect for such Unit. The Basic Rent for such Unit during any Fixed Rate Renewal Term shall be 50% of the average of the semi-annual Basic Rent installments payable hereunder for such Unit during the Basic Term payable semi-annually in arrears. Notwithstanding anything herein to the contrary, Lessee shall be only entitled to renew the Lease with respect to a Unit for a proposed Fixed Rate Renewal Term if Lessor has received an appraisal pursuant to Section 22.4 in form reasonably acceptable to Lessor confirming that:

                 (x) the elapsed time measured from the Closing Date to the end of the proposed Fixed Rate Renewal Term does not exceed 80% of the reappraised estimate economic useful life of such Unit, as determined pursuant to Section 22.4; and

                 (y) at the end of the proposed Fixed Rate Renewal Term the reasonably anticipated Fair Market Sales Value of such Unit, (without giving the effect of inflation or deflation) is not less than 20% of the Equipment Cost of such Unit, as determined pursuant to Section 22.4.

                 (b) So long as no Lease Default or Lease Event of Default shall have occurred and be continuing and Lessee shall have duly given notice with respect to not less than 25 Tank Cars and/or not less than 50 Covered Hoppers pursuant to Section 22.1 and by the next succeeding sentence of this
Section 22.3(b), Lessee shall have the right to renew this Lease upon the expiration of the Basic Term or any Renewal Term then in effect for such Units for a period of at least one year (such period, a "Fair Market Renewal Term"). Lessee shall give Lessor irrevocable written notice of the length of the proposed Fair Market Renewal Term not less than 60 days prior to the end of the Basic Term or any Renewal Term then in effect for such Units. The Basic Rent for a Unit leased during the Fair Market Renewal Term shall be the Fair Market Rental Value thereof, as determined pursuant to Section 22.4, payable semi-annually in arrears.

                 22.4 Appraisal. At least 60 days prior to the date Lessee is required to notify Lessor of its election of any purchase option pursuant to
Section 22.2 or renewal option pursuant to Section 22.3 with respect to any Unit of Equipment, Lessee will notify Lessor of its preliminary intent to exercise one of such options with respect to such Unit and propose an appraiser (the "Appraiser") to conduct an appraisal of such Unit in order to establish
(a) the Fair Market Sales Value of such Unit at the commencement of and the expiration of the proposed Renewal Term, (b) the Fair Market Rental Value of such Unit during the proposed Renewal Term and (c) the remaining useful life of such Unit and the maximum length of a renewal term for such Unit such that (i) the elapsed time measured from the Closing Date to the end of such renewal term does not exceed 80% of the remaining useful life of such Unit and (ii) at the end of such renewal term, the reasonably anticipated Fair Market Sales Value of such Unit is not less than 20% of the Equipment Cost for such Unit (without giving effect to inflation or deflation); provided that if Lessee irrevocably notifies Lessor that Lessee will not elect the fixed rate renewal option with respect to such Unit pursuant to Section 22.3(a), the Appraiser shall not establish the matters set forth in clause (c) above. Lessee will consult with Lessor prior to selecting the Appraiser with the intent of selecting a mutually acceptable Appraiser. If no such agreement is reached within 10 days from the date Lessee notifies Lessor of its intent to select the Appraiser, Lessee will retain the Appraiser, and Lessor will retain an appraiser (the "Lessor Appraiser") within 20 days of the date Lessee notifies Lessor of its intent to select the Appraiser. Lessee will pay all fees and expenses of the Appraiser, and Lessor will pay all fees and expenses of Lessor Appraiser. The Appraiser and the Lessor Appraiser will consult for a period of not more than 10 days with the intent of selecting a consensus appraiser (whose fees and expenses will be shared equally by Lessee and Lessor) to complete the appraisal within 20 days of such selection. If the Appraiser and Lessor Appraiser cannot agree within the allotted time period, appraisal values and amounts will be determined by binding arbitration pursuant to the rules of the American Arbitration Association, the costs of which will be shared equally by Lessee and Lessor.

                 22.5 Stipulated Loss Value and Termination Value During Renewal Term. All of the provisions of this Lease, other than Section 10, shall be applicable during any renewal term of a Unit, except as specified in the next succeeding sentence. During any Renewal Term, the Stipulated Loss Value and Termination Value of such Unit shall be determined on the basis of the Fair Market Sales Value of such Unit as of the first day of such Renewal Term, reduced in equal monthly increments to the Fair Market Sales Value of such Unit as of the last day of such Renewal Term; provided that in no event during any Fixed Rate Renewal Term shall the Stipulated Loss Value or Termination Value of any Unit be less than 20% of the Equipment Cost of such Unit.

                 22.6  Early Buy-Out Purchase Option.

                 (a) So long as no Payment Event of Default shall have occurred and be continuing, on the Early Buyout Date for any Class of Equipment, Lessee shall have the right, at its option, to purchase any or all Tank Cars (but in no event less than 25 Tank Cars) and/or any or all Covered Hoppers (but in no event less than 50 Covered Hoppers) of such Class of Equipment. In order to exercise such option to purchase such Units of Equipment Lessee shall provide Lessor with a revocable written notice not less than 90 days prior to the Early Buyout Date therefor, and if such notice is not revoked at least 30 days prior to such Early Buyout Date, such notice shall become irrevocable.

                 (b) In the event that Lessee shall have elected to purchase Units of Equipment pursuant to Section 22.6(a), Lessee at its option shall on the related Early Buyout Date either:

                    (i) pay to Lessor (1) all unpaid Basic Rent with respect to such Units due and payable on or prior to such Early Buyout Date (other than the Basic Rent payable in "advance" on such date), (2) an amount equal to the Early Buyout Price for such Units, (3) an amount equal to any Make-Whole Amount in respect of the principal amount of the Equipment Notes to be prepaid in accordance with Section 2.10(a) of the Indenture, (4) applicable transfer taxes, if any, and (5) other reasonable costs and expenses incurred by Lessor and the Owner Participant in connection with Lessee's election,provided that so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee may elect to pay the Early Buyout Price in installments (but in no event over a period greater than 12 months from the date of exercise) as Supplemental Rent, secured as provided herein in which case, Lessee shall pay to Lessor, on each EBO Installment Payment Date for such

         Units, the EBO Installment Payment Amount in respect of such Units for such date; or

                    (ii) assume all of the rights and obligations of Lessor under the Indenture in respect of the principal amount of the outstanding Equipment Notes (excluding any obligations or liabilities of Owner Trustee in its individual capacity incurred on or prior to such Early Buyout Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee in its individual capacity) in accordance with Section 10.3 of the Participation Agreement and Article VII of the Indenture and simultaneously shall pay to Lessor (1) all unpaid Basic Rent with respect to such Units due and payable on or before such Early Buyout Date (other than Basic Rent payable in "advance" on such date) and (2) the amount of the excess, if any, of such Early Buyout Price over an amount equal to the principal of the outstanding Equipment Notes so assumed on such Early Buyout Date, after taking into account any payments of principal made in respect of such outstanding Equipment Notes on such Early Buyout Date, provided that so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee may by notice to Lessor concurrently with notice of its election to assume such obligations of the Owner Trustee, elect to pay the amount calculated pursuant to clause (ii)(2) above in installments as Supplemental Rent, in which case, Lessee shall pay to Lessor on the first EBO Installment Payment Date for such Unit, the excess, if any, of (x) the EBO Installment Payment Amount in respect of such Unit for such date over
         (y) the principal amount of the outstanding Equipment Notes to be assumed on account of such Units on such date, and shall pay to Lessor on each subsequent EBO Installment Payment Date for such Unit, the EBO Installment Payment Amount in respect of such Unit for such date.

                 (c) If Lessee elects to pay the Early Buyout Price for a Unit in full on the Early Buyout Date for such Unit or in installments commencing on the Early Buyout Date for such Unit, but, in connection therewith, does not elect to assume the obligations of the Owner Trustee in respect of any Equipment Notes in accordance with Section 10.3 of the Participation Agreement and Article VII of the Indenture, upon payment in full of all amounts payable in accordance with the immediately preceding sentence (including, in the case of an election by Lessee to pay such Early Buyout Price in installments, payment in full of all such installments), Lessor will convey to Lessee or its designee all right, title and interest of Lessor in and to such Unit, "as is", "where is", without recourse or warranty, except for a warranty against Lessor's Liens, and shall execute and deliver to Lessee or its designee such bills of sale and other documents and instruments as Lessee or its designee may reasonably request to evidence such conveyance.

                 (d) If Lessee elects to pay the Early Buyout Price for a Unit in installments (and shall have paid in full the installment thereof due on such Early Buyout Date), the following provisions shall also be applicable: (i) no Basic Rent in respect of such Unit shall be payable after such Early Buyout Date, (ii) the Stipulated Loss Value of such Unit determined at any time after such Early Buyout Date shall be equal to the aggregate amount of the installments of such Early Buyout Price which have not been paid at the time of such determination and (iii) such installments, at the option of the Lessor, shall, subject to Section 10.3 of the Participation Agreement, be secured by a security interest in such Units, and the Lessee shall execute and deliver such security agreement and instruments of further assurance as the Lessor shall reasonably request, all at the expense of the Lessee.

                 Section 23.  Limitation of Lessor's Liability.

                 It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder (except as expressly provided herein) shall be binding upon Lessor only in its capacity as Owner Trustee under the Trust Agreement and in no case shall Wilmington Trust Company be personally liable for or on account of, any statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder, except that Lessor (or any successor Owner Trustee) shall be personally liable for its gross negligence or willful misconduct and for its breach of its covenants, representations and warranties contained herein to the extent covenanted or made in its individual capacity.

                 Section 24.  Miscellaneous.

                 24.1 Governing Law; Severability. This Lease, and any extensions, amendments, modifications, renewals or supplements hereto shall be governed by and construed in accordance with the internal laws and decisions of the State of New York; provided, however, that the parties shall be entitled to all rights conferred by any applicable Federal statute, rule or regulation. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under the laws of any jurisdiction, such provision, as to such jurisdiction, shall be, to the extent permitted by law, ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease in any other jurisdiction.

                 24.2 Execution in Counterparts. This Lease may be executed in any number of counterparts, each executed counterpart constituting an original and in each case such counterparts shall constitute but one and the same instrument; provided, however, that to the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the counterpart bearing the receipt therefor executed by the Indenture Trustee on the signature page hereof, which counterpart shall constitute the only "original" hereof for purposes of the Uniform Commercial Code.

                 24.3 Headings and Table of Contents: Section References. The headings of the sections of this Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Lease.

                 24.4 Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective permitted successors and assigns.

                 24.5 True Lease. It is the intent of the parties to this Lease that it will be a true lease and not a "conditional sale," and that Lessor shall at all times be considered to be the owner of each Unit which is the subject of this Lease for the purposes of all Federal, state, city and local income taxes or for franchise taxes measured by income, and that this Lease conveys to Lessee no right, title or interest in any Unit except as lessee. Nothing contained in this Section 24.5 shall be construed to limit Lessee's use or operation of any Unit or constitute a representation, warranty or covenant by Lessee as to tax consequences.

                 24.6 Amendments and Waivers. No term, covenant, agreement or condition of this Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto and except as may be permitted by the terms of the Indenture.

                 24.7 Business Days. If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date and as to any payment (provided any such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

                 24.8 Directly or Indirectly. Where any provision in this Lease refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                 24.9 Incorporation by Reference. (a) The payment obligations set forth in Sections 7.1 and 7.2 of the Participation Agreement are hereby incorporated by reference.

                 (b) Any provision of any other Operative Agreement stated herein to be incorporated by reference shall be construed as having been incorporated herein with the same effect as if such provision had been set forth in this Lease in full, and shall survive any termination of the Operative Agreement from which such provision is incorporated.

                 IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed and delivered on the day and year first above written.

                                  LESSOR:

                                  WILMINGTON TRUST COMPANY,
                                  not in its individual capacity
                                  except as otherwise expressly
                                  provided but solely as Owner
                                  Trustee

                                  By___________________________
                                    Name:
                                    Title:

                                  LESSEE:

                                  PHILLIPS PETROLEUM COMPANY


                                  By___________________________
                                    Name:
                                    Title:

STATE OF                  )
                          )  SS
COUNTY OF                 )



                 On this __th day of __________, before me personally appeared ______________________, to me personally known, who being by me duly sworn, say that he is ____________ of WILMINGTON TRUST COMPANY, that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

                                               _________________________________
                                                           Notary Public


(NOTARIAL SEAL)

My commission expires:


STATE OF                  )
                          )  SS
COUNTY OF                 )

                 On this __th day of _____________, before me personally appeared _________________, to me personally known, who being by me duly sworn, say that he is the _____________ of PHILLIPS PETROLEUM COMPANY, that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

                                              __________________________________
                                                           Notary Public


(NOTARIAL SEAL)

My commission expires:

                                                                       EXHIBIT A
                                                       EQUIPMENT LEASE AGREEMENT
                                                      (PHILLIPS TRUST NO. 94-__)

       _________________________________________________________________

                                    FORM OF

              LEASE SUPPLEMENT (Phillips Trust No. 94-__) NO. ___


                        Dated as of ______________, 19__


                                    between



                           WILMINGTON TRUST COMPANY,
                                     Lessor

                                      and


                          PHILLIPS PETROLEUM COMPANY,
                                     Lessee

       _________________________________________________________________

                 CERTAIN OF THE RIGHT, TITLE AND INTEREST OF LESSOR IN AND TO THIS LEASE SUPPLEMENT, THE EQUIPMENT COVERED HEREBY AND THE RENT DUE AND TO BECOME DUE UNDER THE LEASE HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS INDENTURE TRUSTEE UNDER A TRUST INDENTURE AND SECURITY AGREEMENT (PHILLIPS TRUST NO. 94-__), DATED AS OF ___________, 1994, BETWEEN SAID INDENTURE TRUSTEE, AS SECURED PARTY, AND LESSOR, AS DEBTOR. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM THE INDENTURE TRUSTEE AT ITS ADDRESS SET FORTH IN
SECTION 20 OF THE LEASE. SEE SECTION 24.2 OF THE LEASE FOR INFORMATION CONCERNING THE RIGHTS OF THE ORIGINAL HOLDER AND THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

       _________________________________________________________________

             Filed with the Interstate Commerce Commission pursuant
        to 49 U.S.C. Section 11303 on _________, 1994, at    __:__ _.M.
                            Recordation Number ___.

              LEASE SUPPLEMENT (Phillips Trust No. 94-__) NO. ___


                 LEASE SUPPLEMENT (Phillips Trust No. 94-__) NO. __ dated ____________, 19__ (this "Lease Supplement") between WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee ("Lessor") under the Trust Agreement, and PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("Lessee");


                              W I T N E S S E T H:


                 Lessor and Lessee have heretofore entered into that certain Equipment Lease Agreement (Phillips Trust No. 94-__) dated as of _____________, 1994 (the "Lease"). The Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for the purpose of confirming the acceptance and lease of the Units under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in Appendix A to the Lease;

                 NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

                 1. Lessee hereby acknowledges and confirms that it has approved the Units identified on Schedule 1 hereto at the time and on the date set forth in the Certificate of Acceptance.

                 2. Lessor hereby confirms delivery and lease to Lessee, and Lessee hereby confirms acceptance and lease from Lessor, under the Lease as hereby supplemented, the Units listed on Schedule 1 hereto.

                 3. Lessee hereby represents and warrants that no Event of Loss has occurred with respect to the Units set forth on Schedule 1 hereto as of the date hereof.

                 4. The aggregate Equipment Cost of and Basic Rent for the Units leased hereunder is set forth in Schedule 3 to the Participation Agreement. The Stipulated Loss Values and Termination Values applicable in respect of the Units are set forth, respectively, on Schedules 4 and 5 to the Participation Agreement.

                 5. The Early Buyout Date, the Early Buyout Price, the EBO Installment Payment Dates and the EBO Installment Payment Amounts for the Rail Cars (Class A), Rail Cars (Class B), Rail Cars (Class C) and Rail Cars (Class D) are set forth on Schedule 6 to the Participation Agreement.

                 6. The Units set forth in Part A of Schedule 1 hereto under the heading "Covered Hoppers (Class A)" constitute the Class of Equipment known as the Covered Hoppers (Class A) and under the heading "Tank Cars (Class
A)" constitute the Class of Equipment known as the Tank Cars (Class A).

                 7. The Units set forth in Part B of Schedule 1 hereto under the heading "Covered Hoppers (Class B)" constitute the Class of Equipment known as the Covered Hoppers (Class B) and under the heading "Tank Cars (Class
B)" constitute the Class of Equipment known as the Tank Cars (Class B).

                 8. The Units set forth in Part C of Schedule 1 hereto under the heading "Covered Hoppers (Class C)" constitute the Class of Equipment known as the Covered Hoppers (Class C) and under the heading "Tank Cars (Class
C)" constitute the Class of Equipment known as the Tank Cars (Class C).

                 9. The Units set forth in Part D of Schedule 1 hereto under the heading "Covered Hoppers (Class D)" constitute the Class of Equipment known as the Covered Hoppers (Class D) and under the heading "Tank Cars (Class
D)" constitute the Class of Equipment known as the Tank Cars (Class D).

                 10. The Basic Term Expiration Date for (i) the Rail Cars (Class A) is ______ __________, (ii) the Rail Cars (Class B) is
_________________, (iii) the Rail Cars (Class C) is _ _______________, and (iv)
the Rail Cars (Class D) is _________________.

                 11. Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement to pay Rent to Lessor for each Unit leased hereunder as provided for in the Lease.

                 12. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Lease Supplement may refer to the "Equipment Lease Agreement, dated as of _________, 1994", the "Lease Agreement, dated as of _ ___________, 1994," or the "Lease, dated as of _______________, 1994," or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

                 13. This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease shall be and remain in full force and effect.

                 14. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

                 15. This Lease Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.


                 IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed and delivered on the day and year first above written.

                                  LESSOR:

                                  WILMINGTON TRUST COMPANY,
                                  not in its individual
                                  capacity, but solely as Owner
                                  Trustee


                                  By: _________________________
                                      Name:
                                      Title:

                                  LESSEE:

                                  PHILLIPS PETROLEUM COMPANY


                                  By: _________________________
                                      Name:
                                      Title:

STATE OF                  )
                          )  SS
COUNTY OF                 )


                 On this _______________ of __________, 199_, before me
personally appeared ______________, to me personally known, who being by me duly sworn, said that he/she is ____________________ of WILMINGTON TRUST COMPANY, that said instrument was signed on behalf of said Delaware banking corporation on such day by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said (corporation)(association).

                                                    ____________________________
                                                           Notary Public



(NOTARIAL SEAL)

My commission expires:  __________________



STATE OF                  )
                          )  SS
COUNTY OF                 )


                 On this _______________ of ___________, 199_, before me
personally appeared ______________, to me personally known, who being by me duly sworn, said that he/she is _____________________ of PHILLIPS PETROLEUM COMPANY, that said instrument was signed on behalf of said corporation on such day by authority of its Board of Directors, and he/she acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

                                                    ____________________________
                                                           Notary Public



(NOTARIAL SEAL)

My commission expires:  __________________

                                                                   Schedule 1 to
                                                         Lease Supplement No. __
                                                      (Phillips Trust No. 94-  )


                          Part A - Rail Cars (Class A)


No. of Units              Description                       Road Numbers
- ------------              -----------                       ------------
                          (MANUFACTURER,
                          MODEL, SERIAL NOS.)



                          Part B - Rail Cars (Class B)


No. of Units              Description                       Road Numbers
- ------------              -----------                       ------------




                          Part C - Rail Cars (Class C)


No. of Units              Description                       Road Numbers
- ------------              -----------                       ------------




                          Part D - Rail Cars (Class D)


No. of Units              Description                       Road Numbers
- ------------              -----------                       ------------

                                                                      APPENDIX A
                                                        Rail Car Lease Agreement
                                          Trust Indenture and Security Agreement
                                                         Participation Agreement





                             PHILLIPS TRUST 1994-

                                  DEFINITIONS


General Provisions

                 The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of any Operative Agreement, the provisions of the main body of such Operative Agreement shall control the construction of such Operative Agreement.

                 Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, and (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.

Defined Terms

                 "Additional Storage Period" shall have the meaning specified in Section 6.3 of the Lease.

                 "Advance" shall have the meaning specified in Section 3.5 of the Lease.

                 "Affiliate" of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                 "Appraisal" shall have the meaning specified in Section 4.3(a) of the Participation Agreement.

                 "Approved Insurer" shall mean (i) any insurer on an approved security list prepared from time to time by a generally recognized insurance broker at the request of the Lessee and delivered to the Lessor and the Indenture Trustee, (ii) Oil

Insurance Limited, a Bermuda corporation, (iii) Oil Casualty Insurance Limited, a Bermuda Corporation, and (iv) any insurance company which is an Affiliate of the Lessee (but only to the extent the type and amount of insurance provided by such insurance company has been approved by the insurance regulators in the domicile of such insurance company).

                 "Average Life Date" shall mean, with respect to the prepayment of an Equipment Note, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Equipment Note.

                 "Bankruptcy Code" shall mean the United States Bankruptcy Reform Act of 1978, as amended from time to time, 11 U.S.C. Section 101 et seq., or any successor thereto.

                 "Basic Rent" shall mean, with respect to any Unit of Equipment, all rent payable by the Lessee to the Lessor pursuant to Section 3.2 of the Lease for the Basic Term thereunder for such Unit, and all rent payable pursuant to Section 22.3 of the Lease for any Renewal Term thereunder for such Unit.

                 "Basic Term" shall mean, for the Units of any Class of Equipment, as specified in Section 3.1 of the Lease.

                 "Basic Term Commencement Date" shall mean __________, 1995, which, in any event, shall not be more than 6 months less one day from the commencement of the Interim Term.

                 "Basic Term Expiration Date" shall mean, for the Units of any Class of Equipment, the date set forth in the Lease Supplement as the Basic Term Expiration Date for such Class of Equipment.

                 "Beneficial Interest" shall mean the interest of the Owner Participant under the Trust Agreement.

                 "Bill of Sale" shall mean the bill of sale, dated the Closing Date from Lessee to Owner Trustee covering the Units delivered on the Closing Date.

                 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Bartlesville, Oklahoma, the city and state in which the principal corporate trust office of the Owner Trustee is located, or, until the Lien of the Indenture has been discharged, the city and state in which the principal corporate trust office of the Indenture Trustee is located.

                 "Certificate of Acceptance" shall have the meaning specified in Section 2.3(b) of the Participation Agreement.

                 "Change in Tax Law" shall mean a change, amendment, modification, addition or deletion (whether proposed, temporary or final) in or to the Code, any regulation thereunder or any Revenue Ruling, Revenue Procedure or other published administrative determination or judicial proceeding, in each case after the execution and delivery of the Participation Agreement.

                 "Class of Equipment" shall mean each of the Covered Hoppers (Class A), the Covered Hoppers (Class B), the Covered Hoppers (Class C), the Covered Hoppers (Class D), the Tank Cars (Class A), the Tank Cars (Class B), the Tank Cars (Class C), and the Tank Cars (Class D).

                 "Closing" shall have the meaning specified in Section 2.3(b) of the Participation Agreement.

                 "Closing Date" shall have the meaning specified in Section 2.1 of the Participation Agreement.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                 "Commitment" with respect to the Owner Participant, shall have the meaning specified in Section 2.2(a) to the Participation Agreement and with respect to the initial Loan Participant, shall have the meaning specified in
Section 2.2(b) to the Participation Agreement.

                 "Covered Hoppers" shall mean, collectively, the Covered Hoppers (Class A), the Covered Hoppers (Class B), the Covered Hoppers (Class
C), and the Covered Hoppers (Class D).

                 "Covered Hoppers (Class A)" shall mean those items of railroad rolling stock to be sold by Lessee to Lessor pursuant to the Participation Agreement and to be leased under the Lease, which are identified as "Covered Hoppers (Class A)" in the initial Lease Supplement to the Lease and the initial Indenture Supplement, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are or become the property of the Lessor pursuant to the terms of the Lease.

                 "Covered Hoppers (Class B)" shall mean those items of railroad rolling stock to be sold by Lessee to Lessor pursuant to the Participation Agreement and to be leased under the Lease, which are identified as "Covered Hoppers (Class B)" in the initial Lease Supplement to the Lease and the initial Indenture Supplement, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are or become the property of the Lessor pursuant to the terms of the Lease.

                 "Covered Hoppers (Class C)" shall mean those items of railroad rolling stock to be sold by Lessee to Lessor pursuant to the Participation Agreement and to be leased under the Lease, which are identified as "Covered Hoppers (Class C)" in the initial Lease Supplement to the Lease and the initial Indenture Supplement, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are or become the property of the Lessor pursuant to the terms of the Lease.

                 "Covered Hoppers (Class D)" shall mean those items of railroad rolling stock to be sold by Lessee to Lessor pursuant to the Participation Agreement and to be leased under the Lease, which are identified as "Covered Hoppers (Class D)" in the initial Lease Supplement to the Lease and the initial Indenture Supplement, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are or become the property of the Lessor pursuant to the terms of the Lease.

                 "Debt Amortization" with respect to any Equipment Note shall mean the amortization schedule of principal payments applicable thereto.

                 "Debt Rate" shall mean as of the date of determination, a rate equal to the rate of interest per annum borne by the Equipment Notes then outstanding (computed on the basis of a 360-day year of twelve 30-day months).

                 "Determination Date" shall mean the ____ day of any calendar month.

                 "DOT" shall mean the United States Department of Transportation.

                 "Early Buyout Date" shall mean, for any Unit, the date set forth in Schedule 6 to the Participation Agreement.

                 "Early Buyout Price" shall mean, with respect to any Unit, the amount equal to the product of the percentage set forth in Schedule 6 to the Participation Agreement and the Equipment Cost for such Unit.

                 "EBO Installment Payment Amount" shall mean, with respect to any Unit on an EBO Installment Payment Date, the amount equal to the product of the percentage set forth in Schedule 6 to the Participation Agreement and the Equipment Cost for such Unit, provided that in no event shall such installment payment dates extend for a period in excess of one year.

                 "EBO Installment Payment Dates" shall mean, with respect to any Unit, the dates set forth in Schedule 6 to the Participation Agreement for such Unit.

                 "Environmental Laws" means any federal, state, county or local statute, law, regulation, rule, ordinance, code, order, decree, license, or permit relating to environmental matters, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, license or permit regulating, or relating to, or imposing liability for a standard of conduct concerning the environment, noise or any hazardous, toxic or dangerous substance, products, materials, wastes, pollutants or contaminants.

                 "Equipment" shall mean the Rail Cars.

                 "Equipment Cost" shall mean, for each Unit, the purchase price therefor paid by the Owner Trustee to the Lessee pursuant to Section 2 of the Participation Agreement and as set forth in Schedule 1 to the Participation Agreement with respect to such Unit.

                 "Equipment Notes" shall mean the Equipment Notes, each to be substantially in the form therefor required by the Indenture, issued by the Owner Trustee pursuant to Section 2.02 of the Indenture, and authenticated by the Indenture Trustee, in principal amounts and bearing interest at the rates and payable as provided in the Indenture and secured as provided in the Granting Clause of the Indenture, and shall include any Equipment Notes issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.

                 "Event of Loss" shall mean, with respect to a Unit, as specified in Section 11.1 of the Lease.

                 "Excepted Property" shall mean (i) all indemnity payments (including, without limitation, payments pursuant to Section 7 of the Participation Agreement and payments under the Tax Indemnity Agreement whether made by adjustment to Basic Rent under the Lease or otherwise) to which the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents is entitled pursuant to the Operative Agreements, (ii) any right, title or interest of the Owner Trustee in its individual capacity or the Owner Participant to any payment which by the terms of Section 17 of the Lease or any corresponding payment under Section 3.3 of the Lease shall be payable to the Owner Trustee in its individual capacity or to the Owner Participant, as the case may be, (iii) any insurance proceeds payable under insurance maintained by the Owner Trustee in its individual capacity or the Owner Participant pursuant to Section 12.3 of the Lease, (iv) any insurance proceeds payable to the Owner Trustee in its individual capacity or to the Owner Participant, or their respective successors, permitted assigns, directors, officers, employees, servants, or agents under any public liability insurance maintained by Lessee pursuant to Section 12 of the Lease or by any other Person (or governmental indemnities in lieu thereof or in addition thereto), (v) any amount payable to the Owner Participant by any Transferee as the purchase price of the Owner Participant's interest in the Trust

Estate in compliance with the terms of the Participation Agreement and the Trust Agreement, (vi) payments owing to the Owner Participant, including a return of funds to the Owner Participant, in the event the Closing does not occur, (vii) all right, title and interest of the Owner Trustee and the Owner Participant to retain amounts that shall have been distributed to them as provided in Article III of the Indenture and such other rights as are specifically reserved or granted to the Owner Participant and the Owner Trustee under the Indenture, (viii) the respective rights of the Owner Trustee in its individual capacity or the Owner Participant to the proceeds of the foregoing and (ix) any rights of the Owner Participant or the Owner Trustee in its individual capacity to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts.

                 "Fair Market Renewal Term" shall mean, for any Unit of Equipment, as specified in Section 22.3 of the Lease.

                 "Fair Market Rental Value" shall mean, with respect to a Unit of Equipment, the rental value of such Unit of Equipment that would be obtained in an arm's length transaction between an informed and willing lessee under no compulsion to lease and an informed and willing lessor under no compulsion to lease, assuming such Unit of Equipment is in the condition required by the Lease.

                 "Fair Market Sales Value" shall mean, with respect to a Unit of Equipment, the sales value of such Unit of Equipment, that would be obtained in an arm's length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell, assuming such Unit of Equipment is in the condition required by the Lease.

                 "Fixed Rate Renewal Term" shall mean, for any Unit, as specified in Section 22.3 of the Lease.

                 "Hazardous Materials" means any petroleum, petroleum by-product, natural or synthetic gas, asbestos, polychlorinated biphenyls or any other toxic, hazardous, flammable, corrosive or otherwise dangerous substance, product, material, waste, pollutant or contaminant, the manufacture, use, handling, storage, disposal or remediation of which is regulated under any applicable Environmental Law.

                 "Holders" shall mean as of any particular time, the persons in whose names one or more Pass Through Certificates shall be registered.

                 "ICC" shall mean the Interstate Commerce Commission or any successor agency or agencies thereto.

                 "ICC Counsel" shall mean Donelan, Cleary, Wood & Maser, P.C.

                 "Indemnified Person" shall have the meaning specified in
Section 7.2(b) of the Participation Agreement.

                 "Indenture" or "Trust Indenture" shall mean the Trust Indenture and Security Agreement (Phillips Trust No. 94-__), dated as of __________, 1994 between the Owner Trustee, in the capacities described therein, and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time, including supplementation by each Indenture Supplement pursuant thereto.

                 "Indenture Default" shall mean an event which with notice or the lapse of time or both would become an Indenture Event of Default.

                 "Indenture Estate" shall have the meaning specified in the Granting Clause of the Indenture.

                 "Indenture Event of Default" shall have the meaning specified in Section 4.01 of the Indenture.

                 "Indenture Investment" shall mean any obligation issued or guaranteed by the United States of America or any of its agencies for the payment of which the full faith and credit of the United States of America is pledged.

                 "Indenture Supplement" shall mean an Indenture Supplement dated the Closing Date or the date that any Replacement Unit is subjected to the lien and security interest of the Indenture, substantially in the form of Exhibit A to the Indenture, between the Owner Trustee, in the capacities described therein, and the Indenture Trustee, covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be.

                 "Indenture Trustee" shall mean Shawmut Bank Connecticut, National Association, a national banking association, as trustee under the Indenture and its successors thereunder.

                 "Indenture Trustee Agreements" shall mean the Operative Agreements to which the Indenture Trustee is or will be a party.

                 "Inflation Index" shall mean the Gross National Product Implicit Price Deflator as published from time to time in the United States Department of Commerce Bureau of Economic Analysis publication entitled "Survey of Current Business"; provided that if such Gross National Implicit Price Deflator is no longer published or otherwise available, the "Inflation Index" shall mean an index selected by Lessee and reasonably acceptable to the Owner Participant.

                 "Initial Lease Period Interest" shall have the meaning specified in Section 2.2(c) of the Participation Agreement.

                 "Initial Storage Period" shall mean, for any Rail Car, the period specified in Section 6.3 of the Lease.

                 "Interchange Rules" mean the interchange rules or supplements thereto of the Mechanical Division of the Association of American Railroads, as the same may be in effect from time to time, or any replacement or successor rules issued by such division or any nationally recognized successor thereto.

                 "Interim Indenture Supplement" shall mean the Interim Trust Indenture Supplement (Phillips Trust No. 94-___) dated as of _____________, 1994, between the Owner Trustee, in the capacities described therein, and the Indenture Trustee.

                 "Interim Lease Supplement" shall mean the Interim Lease Supplement (Phillips Trust No. 94-__) dated as of ______________, 1994, between the Lessor and the Lessee.

                 "Interim Loan Participant" shall mean _____________, a _____________ banking corporation, and its permitted successors and assigns.

                 "Interim Term" shall have the meaning specified in Section 3.1 of the Lease.

                 "Investment Banker" shall mean an independent investment banking institution of national standing appointed by Lessee.

                 "Investment Grade Rating" shall mean in respect of any Person as of any date of determination, a rating on the long-term unsecured indebtedness issued by such Person of "BBB-" or better by Moody's Investors Service, Inc. or "Baa3" or better by Standard & Poor's Corporation.

                 "Late Rate" shall mean (i) with respect to the portion of any payment of Rent that would be required to be distributed to the holders of the Equipment Notes pursuant to the terms of the Indenture, the lesser of 2% over the Debt Rate and the maximum interest rate from time to time permitted by law, and (ii) with respect to the portion of any payment of Rent that would be required to be distributed to Lessor pursuant to the terms of the Indenture or would be payable directly to Lessor, the Owner Participant or the Owner Trustee in its individual capacity, the lesser of 2% over the Prime Rate and the maximum interest rate from time to time permitted by law.

                 "Lease" shall mean the Equipment Lease Agreement (Phillips Trust No. 94-_), relating to the Rail Cars, dated as of __________, 1994, between the Owner Trustee, in the capacities described therein, as Lessor, and the Lessee as amended, supplemented or otherwise modified from time to time.

                 "Lease Default" shall mean an event which with notice or lapse of time or both would become a Lease Event of Default thereunder.

                 "Lease Event of Default" and "Event of Default" shall mean an Event of Default as specified in Section 14 of the Lease.

                 "Lease Supplement" shall mean a Lease Supplement (Phillips Trust No. 94-_), dated the Closing Date or the date that any Replacement Unit is subjected to the Lease, substantially in the form of Exhibit A to the Lease, between the Lessor and the Lessee, covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be.

                 "Lease Term" shall mean, with respect to any Unit, the Interim Term applicable to such Unit, the Basic Term applicable to such Unit and all Renewal Terms applicable to such Unit.

                 "Lessee" shall mean Phillips Petroleum Company, a Delaware corporation, and any corporation which succeeds thereto by merger or consolidation or which acquires all or substantially all of the assets thereof in accordance with the terms of Section 6.7 of the Participation Agreement.

                 "Lessee Agreements" shall mean the Operative Agreements to which Lessee is a party.

                 "Lessor" shall have the meaning specified in the recitals to the Lease.

                 "Lessor's Liens" means any Lien affecting, on or in respect of the Equipment, the Lease or the Trust Estate arising as a result of (i) claims against Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant, not related to the transactions contemplated by the Operative Agreements, or (ii) acts or omissions of the Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant, not related to the transactions contemplated by the Operative Agreements or in breach of any covenant or agreement of such Person set forth in any of the Operative Agreements, or (iii) taxes imposed against the Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant or the Trust Estate which are not indemnified against by the Lessee pursuant to the Participation Agreement or under the Tax Indemnity Agreement, except to the extent not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there is no material risk of the impairment of the Lien of the Indenture or the loss of the benefit of the Equipment to Lessee under the Lease or (iv) claims against the Lessor or the Owner Participant arising out of the transfer (whether voluntary or involuntary) by the Lessor or the Owner Participant (without the consent of the Lessee, the Indenture Trustee and the Loan Participants) of all or any portion of their respective interests in the Equipment, the Trust Estate or the Operative Agreements, other than a transfer pursuant to Sections 10, 11, 12, 15 or 22 of the Lease.

                 "Lien" shall mean any mortgage, pledge, security interest, lien, encumbrance, or disposition of title.

                 "Loan Participant" shall mean and include each registered holder from time to time of an Equipment Note issued under the Indenture, including, so long as it holds any Equipment

Notes issued thereunder, the Interim Loan Participant, and, after the Refinancing Date, so long as it holds any Equipment Notes issued thereunder, the Pass Through Trustee under one or more Pass Through Trust Agreements.

                 "Majority In Interest" as of a particular date of determination shall mean with respect to any action or decision of the holders of the Equipment Notes, the holders of more than 50% in aggregate principal unpaid amount of the Equipment Notes, if any, then outstanding which are affected by such decision or action, excluding any Equipment Notes held by the Owner Participant or an Affiliate of the Owner Participant unless all Equipment Notes are so held.

                 "Make-Whole Amount" shall mean, with respect to the principal amount of any Equipment Note to be prepaid on any prepayment date, the amount which the Investment Banker determines as of the third Business Day prior to such prepayment date to equal the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such Equipment Note, discounted semi-annually on each __________ and ______________ at a rate equal to the Treasury Rate based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note plus any accrued but unpaid interest thereon by (b) a fraction the numerator of which shall be the principal amount of such Equipment Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Equipment Note; provided that the aggregate unpaid principal amount of such Equipment Note for the purposes of clause (a)(ii) and (b) of this definition shall be determined after deducting the principal installment, if any, due on such prepayment date.

                 "Net Economic Return" shall mean both the net after-tax yield and total after-tax cash flow and the timing thereof expected by the original Owner Participant with respect to the Equipment, utilizing the multiple investment sinking fund method of analysis and the same assumptions as used by such Owner Participant in making the computations of Basic Rent, Stipulated Loss Value and Termination Value initially set forth in Schedules 3, 4 and 5 to the Participation Agreement.

                 "Notice of Delivery" shall have the meaning specified in
Section 2.3(a) of the Participation Agreement.

                 "Officer's Certificate" shall mean a certificate signed (i) in the case of a corporation by the Chairman of the Board of Directors, President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership by the Chairman of the Board of Directors, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and
(iii) in the case of a commercial bank or trust company, the Chairman or Vice Chairman of the Executive

Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Operative Agreements" shall mean the Participation Agreement, the Bill of Sale, the Trust Agreement, each Pass Through Trust Agreement, the Equipment Notes, the Lease, the Interim Lease Supplement, each Lease Supplement, the Indenture, the Interim Indenture Supplement, each Indenture Supplement and the Tax Indemnity Agreement.

                 "Optional Modification" shall mean, for any Unit, as specified in Section 9.2 of the Lease.

                 "Overall Transaction" shall mean the sale/leaseback and financing transactions contemplated by the Operative Agreements and the Underwriting Agreement.

                 "Owner Participant" shall mean _______________________________
__, a _____________________ corporation, and its permitted successors and assigns.

                 "Owner Participant Agreements" shall mean the Operative Agreements to which the Owner Participant is or will be a party.

                 "Owner Trust" or "Trust" shall mean the trust created by the Trust Agreement.

                 "Owner Trustee" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement and its successors thereunder.

                 "Owner Trustee Agreements" shall mean the Operative Agreements to which the Owner Trustee, either in its individual or fiduciary capacity, is or will be a party.

                 "Participants" shall mean the Loan Participant and the Owner Participant.

                 "Participation Agreement" shall mean the Participation Agreement (Phillips Trust No. 94-__) dated as of ___________, 1994, among the Lessee, the Interim Loan Participant, the Owner Participant, the Owner Trustee and the Indenture Trustee.

                 "Participation Agreement Supplement" shall mean the supplement to the Participation Agreement, substantially in the form of Exhibit F to the Participation Agreement, to be executed pursuant to Section 10.2(e) of the Participation Agreement by the Pass Through Trustee.

                 "Parts" shall mean all appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature which may from time to time be incorporated or installed in or attached to a Unit of Equipment or until replaced, if not so incorporated or installed, in accordance with the terms of Section 9.3 of the Lease.

                 "Pass Through Certificates" shall mean the Pass Through Certificates issued pursuant to any Pass Through Trust Agreement.

                 "Pass Through Trust Agreement" shall mean any Pass Through Trust Agreement, substantially in the form of Exhibit H to the Participation Agreement, to be executed pursuant to Section 10.2(e) of the Participation Agreement by the Lessee and the Pass Through Trustee.

                 "Pass Through Trustee" shall mean Shawmut Bank Connecticut, National Association, a national banking association in its capacity as trustee under one or more Pass Through Trust Agreements, and each other person which may from time to time be acting as successor trustee under any Pass Through Trust Agreement.

                 "Payment Date" shall have the meaning specified in Section 6.8 of Participation Agreement.

                 "Payment Event of Default" shall mean with respect to each Lease, an Event of Default arising under Section 14(a), 14(b), 14(d) or 14(e) of the Lease.

                 "Permitted Investments" shall mean (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers, acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Indenture Trustee and the Owner Trustee if such conditions are met) and having a rating assigned to the long-term unsecured debt of such institutions by Standard & Poor's Corporation and Moody's Investors Service, Inc. at least equal to AA and Aa2, respectively, (iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization, and (v) a money market fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to the United States government obligations and United States agency obligations; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a "Permitted Investment" unless the final maturity or date of return of such investment is 90 days or less from the date of purchase thereof.

                 "Permitted Liens" with respect to the Equipment, shall mean:
(i) the interests of the Lessee and the Owner Trustee under the Leases and the Lease Supplements; (ii) the interest of the Lessee and any sublessee as provided in any sublease permitted pursuant to Section 8.3 of the Lease; (iii) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of, any Unit or impairment of the Lien of the Indenture thereon, criminal sanctions arising therefrom or interference with the payment of Rent and appropriate reserves with respect thereto are maintained in accordance with generally accepted accounting principles; (iv) any Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Lessee's (or if a sublease is then in effect, any sublessee's) business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or impairment of the Lien of the Indenture thereon, criminal sanctions arising therefrom or interference with the payment of Rent; (v) the Lien and security interest granted to the Indenture Trustee under and pursuant to the Indenture, if any, and the respective rights of the Loan Participants, the Indenture Trustee, the Owner Participant and the Owner Trustee under the Operative Agreements; (vi) Liens arising out of any judgment or award against the Lessee (or any sublessee permitted pursuant to Section 8.3 of the Lease) with respect to which an appeal or proceeding for review being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by generally accepted accounting principles or other appropriate provisions have been made and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and there exists no material risk of sale, forfeiture, loss, or loss of or interference with the use or possession of any Unit or any interest therein or impairment of the Lien of the Indenture thereon, criminal sanctions arising therefrom or interference with the payment of Rent; (vii) salvage rights of insurers under insurance policies maintained pursuant to Section 12 of each Lease; and (viii) other Liens bonded to the reasonable satisfaction of the Owner Participant and the Indenture Trustee.

                 "Permitted Subleases" shall have the meaning specified in
Section 8.3 of the Lease.

                 "Person" shall mean an individual, partnership, corporation, trust, limited liability company, association or unincorporated organization, and a government or agency or political subdivision thereof.

                 "Prime Rate" shall mean the rate announced from time to time by Chemical Bank, as its prime commercial lending rate at its principal office in New York City.

                 "Rail Cars" shall mean, collectively, the Tank Cars and the Covered Hoppers.

                 "Rail Cars (Class A)" shall mean, collectively, the Covered Hoppers (Class A) and the Tank Cars (Class A).

                 "Rail Cars (Class B)" shall mean, collectively, the Covered Hoppers (Class B) and the Tank Cars (Class B).

                 "Rail Cars (Class C)" shall mean, collectively, the Covered Hoppers (Class C) and the Tank Cars (Class C).

                 "Rail Cars (Class D)" shall mean, collectively, the Covered Hoppers (Class D) and the Tank Cars (Class D).

                 "Registration Statement" shall mean the Form S-3 Registration Statement (Registration No. 33-54987) filed by the Lessee on August 10, 1994, as amended from time to time, in connection with the offering of the Pass Through Certificates.

                 "Remaining Weighted Average Life" shall mean, with respect to prepayment of an Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each remaining principal payment on such Equipment Note by (2) the number of days from and including the prepayment date to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Note.

                 "Renewal Term" shall mean, with respect to any Unit, any term in respect of which the Lessee shall have exercised its option to renew the Lease for such Unit pursuant to Section 22.3 thereof, including any Fixed Rate Renewal Term or Fair Market Renewal Term with respect to such Unit.

                 "Rent" shall mean, for any Unit, all Basic Rent and Supplemental Rent therefor.

                 "Rent Payment Date" or "Payment Date" shall mean each _______________ and ____________ of each year occurring during the Lease Term of the Lease, commencing ______________, 1995, provided that if any such date shall not be a Business Day, then "Rent Payment Date" or "Payment Date" shall mean the next succeeding Business Day.

                 "Replacement Unit" shall mean a Unit of Equipment which shall have been leased under the Lease pursuant to Section 11 thereof.

                 "Required Modification" shall mean, for any Unit, as specified in Section 9.1 of the Lease.

                 "Responsible Officer" shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the Chairman of the Board of Directors, the President, or any Vice President, Treasurer, Assistant Treasurer or other officer, who in the normal performance of his operational responsibility would have knowledge of such matters and the requirements with respect thereto.

                 "Return Date" shall mean, for any Unit of Equipment as specified in Section 6.1 of the Lease.

                 "Scheduled Closing Date" shall have the meaning specified in
Section 2.7 of the Participation Agreement.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Security" shall have the same meaning as in Section 2(1) of the Securities Act.


                 "Severable Modification" shall mean, for any Unit, as specified in Section 9.2 of the Lease.

                 "Stipulated Loss Value" for any Unit as of any date of determination shall mean the amount (as adjusted pursuant to Section 2.6 of the Participation Agreement and Section 3.4 of the Lease) determined by multiplying the Equipment Cost for such Unit by the percentage set forth in Schedule 4 to the Participation Agreement opposite the Determination Date on which such Stipulated Loss Value is being determined; provided that during any Renewal Term, "Stipulated Loss Value" shall be determined as provided in Section 22.5 of the Lease.

                 "Storage Period" shall mean, for any Unit of Equipment as specified in Section 6.3 of the Lease.

                 "Subsidiary" of any Person shall mean any corporation, association, or other business entity of which more than 50% (by number of votes) of the voting stock at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.

                 "Supplemental Rent" shall mean, for any Lease, all amounts, liabilities and obligations (other than Basic Rent thereunder) which the Lessee is obligated to pay under the Operative Agreements to or on behalf of any of the other parties thereto, including, but not limited to, Termination Value and Stipulated Loss Value payments thereunder.

                 "Tank Cars" shall mean, collectively, the Tank Cars (Class A), the Tank Cars (Class B), the Tank Cars (Class C), and the Tank Cars (Class D).

                 "Tank Cars (Class A)" shall mean those items of railroad rolling stock to be sold by Lessee to Lessor pursuant to the Participation Agreement and to be leased under the Lease, which are identified as "Tank Cars (Class A)" in the initial Lease Supplement to the Lease and the initial Indenture Supplement, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are or become the property of the Lessor pursuant to the terms of the Lease.

                 "Tank Cars (Class B)" shall mean those items of railroad rolling stock to be sold by Lessee to Lessor pursuant to the Participation Agreement and to be leased under the Lease, which are identified as "Tank Cars (Class B)" in the initial Lease Supplement to the Lease and the initial Indenture Supplement, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are or become the property of the Lessor pursuant to the terms of the Lease.

                 "Tank Cars (Class C)" shall mean those items of railroad rolling stock to be sold by Lessee to Lessor pursuant to the Participation Agreement and to be leased under the Lease, which are identified as "Tank Cars (Class C)" in the initial Lease Supplement to the Lease and the initial Indenture Supplement, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are or become the property of the Lessor pursuant to the terms of the Lease.

                 "Tank Cars (Class D)" shall mean those items of railroad rolling stock to be sold by Lessee to Lessor pursuant to the Participation Agreement and to be leased under the Lease, which are identified as "Tank Cars (Class D)" in the initial Lease Supplement to the Lease and the initial Indenture Supplement, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are or become the property of the Lessor pursuant to the terms of the Lease.

                 "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement (Phillips Trust No. 94-___) dated as of _____________, 1994 between the Lessee and the Owner Participant.

                 "Taxes" shall have the meaning specified in Section 7.1(b) of the Participation Agreement.

                 "Term Sheet" shall mean the commitment letter and accompanying term sheet dated ____________, 1994 between the Lessee, the Owner Participant and the other owner participants relating to the Overall Transaction.

                 "Terminated Unit" shall mean, for any Unit, as specified in
Section 10.1 of the Lease.

                 "Termination Date" shall mean, for any Unit, as specified in
Section 10.1 of the Lease.

                 "Termination Value" for any Unit as of any date of determination shall mean the amount (as adjusted pursuant to Section 2.6 of the Participation Agreement and Section 3.4 of the Lease) determined by multiplying the Equipment Cost for such Unit by the percentage set forth in Schedule 5 to the Participation Agreement opposite the Determination Date on which such Termination Value is being determined; provided that during any Renewal Term, "Termination Value" shall be determined as provided in Section 22.5 of the Lease.


                 "Total Equipment Cost" shall mean the sum of the Equipment Costs for all Units.

                 "Transaction Costs" shall have the meaning specified in
Section 2.5(a) of the Participation Agreement.

                 "Transferee" shall have the meaning specified in Section 6.1(b) of the Participation Agreement.

                 "Treasury Rate" shall mean with respect to prepayment of each Equipment Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date.

                 "Trust Agreement" shall mean that certain Trust Agreement (Phillips Trust No. 94-___), dated as of _____________,

1994, between the Owner Participant and Wilmington Trust Company, as amended, supplemented or otherwise modified from time to time.

                 "Trust Estate" shall have the meaning set forth in Section 1.1 of the Trust Agreement.

                 "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

                 "Trustees" shall mean the Owner Trustee, the Indenture Trustee and the Pass Through Trustee.

                 "Underwriter" shall mean Chemical Securities, Inc.

                 "Underwriting Agreement" shall mean the agreement among the Lessee and the Underwriter substantially in the form of Exhibit G to the Participation Agreement, to be executed pursuant to Section 10.2(e) of the Participation Agreement, by the Lessee and the Underwriter, relating to the purchase by such Underwriter of the Pass Through Certificates.

                 "Unit" shall mean each unit or item of Equipment.